LKCM

FUNDS

LKCM Small Cap Equity Fund

LKCM Small-Mid Cap Equity Fund

LKCM Equity Fund

LKCM Balanced Fund

LKCM Fixed Income Fund

Semi-Annual Report

June 30, 2012

Dear Fellow Shareholders:

We report the following performance information for the LKCM Funds:

							Five Year	Ten Year	Avg.
					Six Month	One Year	Average	Average	Annual
					Total	Total	Annualized	Annualized	Total
			Net	Gross	Return	Return	Return	Return	Return
	Inception	NAV @	Expense	Expense	Ended	Ended	Ended	Ended	Since
Funds	Dates	6/30/12	Ratio*,**	Ratio**	6/30/12	6/30/12	6/30/12	6/30/12	Incept.
LKCM Equity Fund –
Institutional Class	1/3/96	$16.37	0.81%	1.00%	6.71%	2.85%	2.49%	6.05%	7.18%
S&P 500 Index[1]					9.49%	5.45%	0.22%	5.33%	6.80%
LKCM Small Cap Equity Fund –
Institutional Class	7/14/94	$23.64	N/A	0.96%	5.30%	-4.68%	1.78%	8.02%	10.77%
Russell 2000 Index[2]					8.53%	-2.08%	0.54%	7.00%	8.23%
LKCM Small Cap Equity Fund –
Adviser Class	6/5/03	$23.01	N/A	1.21%	5.16%	-4.92%	1.52%	N/A	9.30%
Russell 2000 Index[2]					8.53%	-2.08%	0.54%	N/A	7.74%
LKCM Small-Mid Cap Equity Fund –
Institutional Class	5/2/11	$9.36	1.01%	2.15%	5.64%	-5.07%	N/A	N/A	-5.50%
Russell 2500 Index[3]					8.31%	-2.29%	N/A	N/A	-4.80%
LKCM Balanced Fund	12/30/97	$15.49	0.80%	1.14%	7.20%	4.59%	3.96%	6.08%	5.32%
S&P 500 Index[1]					9.49%	5.45%	0.22%	5.33%	4.21%
Barclays Capital U.S. Intermediate Government/Credit Bond Index[4]					2.10%	5.42%	6.01%	5.08%	5.65%
LKCM Fixed Income Fund	12/30/97	$11.18	0.65%	0.72%	2.83%	4.75%	6.19%	4.83%	5.31%
Barclays Capital U.S. Intermediate Government/Credit Bond Index[4]					2.10%	5.42%	6.01%	5.08%	5.65%

Performance data quoted represents past performance and does not guarantee future results. The investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than the original cost. Current performance of the Fund may be lower or higher than the performance quoted. Performance data current to the most recent month end may be obtained by calling 1-800-688-LKCM. The Funds impose a 1.00% redemption fee on shares held less than 30 days. If reflected, the fee would reduce performance shown.

*	The Adviser has contractually agreed to waive all or a portion of its management fee and/or reimburse the Fund to maintain designated expense ratios through April 30, 2013. Investment performance reflects fee waivers, if any, in effect. In the absence of such waivers, total return would be reduced. Investment performance is based upon the net expense ratio.
**	Expense ratios above are as of December 31, 2011, the Funds’ prior fiscal year end, as reported in the Funds’ most recent prospectus. Expense ratios reported for other periods in the financial highlights of this report may differ.
1	The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.
2	The Russell 2000 Index is an unmanaged index which measures the performance of the 2,000 smallest companies in the Russell 3000 Index.
3	The Russell 2500 Index is an unmanaged index which measures the performance of the 2,500 smallest companies in the Russell 3000 Index.
4	The Barclays Capital U.S. Intermediate Government/Credit Bond Index is an unmanaged market value weighted index measuring both the principal price changes of, and income provided by, the underlying universe of securities that comprise the index. Securities included in the index must meet the following criteria: fixed as opposed to variable rate; remaining maturity of one to ten years; minimum outstanding par value of $250 million; rated investment grade or higher by Moody’s Investors Service or equivalent; must be dollar denominated and non-convertible; and must be publicly issued.

Note: These indices defined above are not available for direct investment.

Economic Review and Outlook

The U.S. equity market has been under pressure during 2012, reflecting concerns over the inability of European leaders to provide a reasonable path to mutualizing sovereign debt risk. Coincident with the downbeat headlines from Europe, domestic economic data began to soften. With below-trend economic growth, the U.S. economy could be vulnerable to shocks such as a spike in energy prices or inflation. Although we do not believe either will occur in the near-term, the anticipated changes in fiscal policy at year-end could represent a significant negative for the economy. It is our view that the majority of the fiscal change awaiting the country will be absorbed by retroactive actions taken by the new Congress next year.

We continue to believe the equity market is undervalued, primarily due to the earnings multiple compression that has occurred over the past three years. Over time the equity market typically follows the trajectory of corporate earnings. However, we believe the level of macro concerns in recent years has led to a temporary disconnect, as corporate earnings have continued to grow faster than the rise in the level of the equity market. As a result, the earnings multiple on the equity market, as measured by the Standard & Poor’s 500 Index, has compressed, while equivalent earnings multiples for U.S. treasury and corporate debt obligations have expanded. We believe this divergence in equity and bond market valuations will revert over time, and we continue to favor equities over fixed income as an asset class.

We anticipate the current U.S. economic expansion will continue at a tepid pace. We believe bond yields should remain very low this year and rise progressively next year as Congress moves to remedy the drag of the fiscal cliff. The dollar is likely to remain strong in the current environment. We also expect that Europe is likely to move further towards fiscal unification which should gradually reduce European concerns from a boil to a simmer, although the challenges facing the Eurozone will likely continue for years.

The elections this Fall represent a great deal of uncertainty, and the market generally views uncertainty with disdain. However, with only months remaining before the elections, we are moving quickly toward the post-election world, which should be a relief to the markets. Aside from the elections, we continue to see steady progress in the improvement of household balance sheets, while corporate profits continue to rise. Falling energy and commodity prices act as a tailwind to the economy. Bank lending is once again expanding which acts as a critical link between savings and investment for the economy. We continue to remain positive on equity valuations and believe the market continues to afford opportunities to purchase competitively advantaged companies at attractive prices.

LKCM Equity Fund

The LKCM Equity Fund advanced 6.71% during the first half of 2012 versus the 9.49% return for the Fund’s benchmark, the S&P 500 Index. Stock selection in the Consumer Discretionary and Materials sectors and an overweight allocation to the Energy sector benefited the Fund’s performance during the first half of 2012, while stock selection in the Information Technology and Industrials sectors detracted from the Fund’s performance. We continue to believe the Fund is positioned with a strong emphasis on high quality companies with internal growth prospects that should experience solid improvement from an anticipated economic expansion.

LKCM Small Cap Equity Fund

The LKCM Small Cap Equity Fund – Institutional Class advanced 5.30% during the first half of 2012, while the Fund’s benchmark, the Russell 2000 Index, returned 8.53% during the same period. The Fund benefited from solid stock selection in the Healthcare and Technology sectors but it was not enough to offset weakness in stock selection in other sectors, especially the Consumer Discretionary and Energy sectors. Our sector allocation decisions were a drag to the Fund’s results as our economic growth outlook had us overweight sectors that lagged the market, namely the Technology and Energy sectors. Being underweight the better performing Financials sector and being underweight the defensive sectors, Consumer Staples and Utilities, also detracted from the Fund’s performance during the first half of 2012. Energy investments have been a big winner for the Fund the past few years, but with the recent pullback in oil prices, we have reduced the Fund’s weighting in this sector to roughly in line with the benchmark.

LKCM Small-Mid Cap Equity Fund

The LKCM Small-Mid Cap Equity Fund advanced 5.64% during the first half of 2012, while the Fund’s benchmark, the Russell 2500 Index, returned 8.31% during the same period. The Fund benefited from solid stock selection in the Healthcare and Technology sectors but it was not enough to offset weakness in stock selection in other sectors, especially the Energy sector. Our sector allocation decisions were a drag to the Fund’s results as our economic growth outlook had us overweight sectors that lagged the market, namely the Technology and Energy sectors. Being underweight the better performing Financials sector and being underweight the defensive sectors, Consumer Staples and Utilities, also detracted from the Fund’s performance during the first half of 2012.

LKCM Fixed Income Fund

The LKCM Fixed Income Fund outperformed its benchmark, the Barclays Capital Intermediate Government/Credit Bond Index, during the first half of 2012, advancing 2.83% versus the 2.10% return for the benchmark. The Fund outperformed the benchmark during the first half of the year as the corporate bond market was bolstered by strong corporate balance sheets and cash flow metrics and investors search for yield. The Fund’s corporate bond focus was additive to performance during the first half of the year as U.S. Treasuries were buffeted by the evolving European sovereign and bank debt crisis. The Fund’s defensive duration posture, 3.7 years versus 3.9 years for the benchmark, detracted from performance during the first half of 2012 as longer duration issues outperformed their shorter duration counterparts. We believe our investment emphasis on a diversified portfolio of high-quality, short-to-intermediate duration corporate bonds well positions the Fund in this increasingly dynamic market environment.

LKCM Balanced Fund

The LKCM Balanced Fund returned 7.20% during the first half of 2012 versus the 9.49% and 2.10% returns of the S&P 500 Index and Barclays Capital Intermediate Government/Credit Bond Index, respectively. The Fund’s blend of equity and fixed income securities benefited the Fund’s performance during the first half of 2012. The Fund’s equity investments generated most of the Fund’s returns during the first half of 2012, while investments in fixed income securities provided some downside protection during the stock market sell-off in the second quarter. Stock selection in the Healthcare, Materials and Consumer Discretionary sectors benefited the Fund’s performance, while stock selection in the Information Technology sector detracted from the Fund’s performance.

J. Luther King, Jr., CFA

August 1, 2012

The information provided herein represents the opinion of J. Luther King, Jr. and is not intended to be a forecast of future events, a guarantee of future results, nor investment advice.

Please refer to the Schedule of Investments found on pages 8-20 of the report for more information on Fund holdings. Fund holdings and sector allocations are subject to change and are not recommendations to buy or sell any securities.

Mutual fund investing involves risk. Principal loss is possible. Past performance is not a guarantee of future results. Small and medium capitalization funds typically carry additional risks, since smaller companies generally have a higher risk of failure, and, historically, their stocks have experienced a greater degree of market volatility than stocks on average. Investments in debt securities typically decrease in value when interest rates rise. This risk is greater for longer-term debt securities. These risks are discussed in the Fund’s summary and statutory prospectuses.

Current and future portfolio holdings are subject to risk.

Diversification does not assure a profit nor protect against loss in a declining market.

Earnings growth is not a measure of the Fund’s future performance.

Duration is a commonly used measure of the potential volatility of the price of a debt security, or the aggregate market value of a portfolio of debt securities, prior to maturity. Securities with a longer duration generally have more volatile prices than securities of comparable quality with a shorter duration.

Cash flow measures the cash generating capability of a company by adding non-cash charges (e.g. depreciation) and interest expense to pretax income.

Earnings multiple: The earnings multiple of a stock, also called the price/earnings (P/E) ratio, is the share price divided by the earnings per share. The earnings multiple is often based on the prior twelve months of earnings data.

Must be preceded or accompanied by a prospectus.

Quasar Distributors, LLC, distributor.

LKCM Funds Expense Example — June 30, 2012 (Unaudited)

As a shareholder of the Funds, you incur two types of costs: (1) transaction costs, including redemption fees; and (2) ongoing costs, including management fees, distribution and/or service (12b-1) fees and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (1/1/12-6/30/12).

ACTUAL EXPENSES

The first line of the tables below provides information about actual account values and actual expenses. Although the Funds charge no sales load, you will be assessed fees for outgoing wire transfers, returned checks and stop payment orders at prevailing rates charged by U.S. Bancorp Fund Services, LLC, the Funds’ transfer agent. If you request that a redemption be made by wire transfer, currently a $15.00 fee is charged by the Funds’ transfer agent. You will be charged a redemption fee equal to 1.00% of the net amount of the redemption if you redeem your shares of the LKCM Small Cap Equity, Small-Mid Cap Equity, Equity, Balanced and Fixed Income Funds within 30 days of purchase. To the extent the Funds invest in shares of other investment companies as part of their investment strategies, you will indirectly bear your proportionate share of any fees and expenses charged by the underlying funds in which the Funds invest in addition to the expenses of the Funds. Actual expenses of the underlying funds are expected to vary among the various underlying funds. These expenses are not included in the example below. The example below includes management fees, registration fees and other expenses. However, the example below does not include portfolio trading commissions and related expenses and other extraordinary expenses as determined under generally accepted accounting principles. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLES FOR COMPARISON PURPOSES

The second line of the tables below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratios and an assumed rate of return of 5% per year before expenses, which are not the Funds’ actual returns. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as redemption fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactions costs were included, your costs would have been higher.

	LKCM Small Cap Equity Fund – Institutional Class
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During Period*
	1/1/12	6/30/12	1/1/12 - 6/30/12
Actual	$1,000.00	$1,053.00	$4.80
Hypothetical (5% return before expense)	$1,000.00	$1,020.19	$4.72

*	Expenses are equal to the Fund’s annualized net expense ratio of 0.94%, multiplied by the average account value over the period, multiplied by 182/366 to reflect the one-half year period.

	LKCM Small Cap Equity Fund – Adviser Class
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During Period*
	1/1/12	6/30/12	1/1/12 - 6/30/12
Actual	$1,000.00	$1,051.60	$6.07
Hypothetical (5% return before expense)	$1,000.00	$1,018.95	$5.97

*	Expenses are equal to the Fund’s annualized net expense ratio of 1.19%, multiplied by the average account value over the period, multiplied by 182/366 to reflect the one-half year period.

	LKCM Small-Mid Cap Equity Fund
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During Period*
	1/1/12	6/30/12	1/1/12 - 6/30/12
Actual	$1,000.00	$1,056.40	$5.11
Hypothetical (5% return before expense)	$1,000.00	$1,019.89	$5.02

*	Expenses are equal to the Fund’s annualized net expense ratio of 1.00%, multiplied by the average account value over the period, multiplied by 182/366 to reflect the one-half year period.

	LKCM Equity Fund
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During Period*
	1/1/12	6/30/12	1/1/12 - 6/30/12
Actual	$1,000.00	$1,067.10	$4.11
Hypothetical (5% return before expense)	$1,000.00	$1,020.89	$4.02

*	Expenses are equal to the Fund’s annualized net expense ratio of 0.80%, multiplied by the average account value over the period, multiplied by 182/366 to reflect the one-half year period.

	LKCM Balanced Fund
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During Period*
	1/1/12	6/30/12	1/1/12 - 6/30/12
Actual	$1,000.00	$1,072.00	$4.12
Hypothetical (5% return before expense)	$1,000.00	$1,020.89	$4.02

*	Expenses are equal to the Fund’s annualized net expense ratio of 0.80%, multiplied by the average account value over the period, multiplied by 182/366 to reflect the one-half year period.

	LKCM Fixed Income Fund
	Beginning	Ending	Expenses Paid
	Account Value	Account Value	During Period*
	1/1/12	6/30/12	1/1/12 - 6/30/12
Actual	$1,000.00	$1,028.30	$3.28
Hypothetical (5% return before expense)	$1,000.00	$1,021.63	$3.27

*	Expenses are equal to the Fund’s annualized net expense ratio of 0.65%, multiplied by the average account value over the period, multiplied by 182/366 to reflect the one-half year period.

ALLOCATION OF PORTFOLIO HOLDINGS — LKCM Funds — June 30, 2012 (Unaudited)

Percentages represent market value as a percentage of total investments.

LKCM Small Cap Equity Fund

Short-Term Investments 4.5%
Common Stocks 95.5%

LKCM Small-Mid Cap Equity Fund

Short-Term Investments 8.5%
Common Stocks 91.5%

LKCM Equity Fund

Short-Term Investments 5.6%
Common Stocks 94.4%

LKCM Balanced Fund

Short-Term Investments 0.3%
Corporate Bonds 27.9%
Common Stocks 71.8%

LKCM Fixed Income Fund

U.S. Government & Agency Issues 2.7%
Preferred Stocks 2.3%
Short-Term Investments 0.6%
Corporate Bonds 94.4%

LKCM SMALL CAP EQUITY FUND

SCHEDULE OF INVESTMENTS

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS - 95.6%
Aerospace & Defense - 1.8%
Hexcel Corporation (a)	574,650	$14,820,224

Air Freight & Logistics - 0.5%
UTI Worldwide, Inc. (b)	279,525	4,083,860

Auto Components - 1.4%
Group 1 Automotive, Inc.	246,250	11,231,462

Banks - 8.7%
Community Bank System, Inc.	367,700	9,972,024
First Horizon National Corporation	1,153,375	9,976,694
Home Bancshares Inc.	289,575	8,855,203
Prosperity Bancshares, Inc.	232,425	9,768,823
Texas Capital Bancshares, Inc. (a)	312,800	12,633,992
UMB Financial Corporation	195,593	10,020,229
Umpqua Holdings Corporation	812,550	10,693,158

		71,920,123

Capital Markets - 1.2%
Greenhill & Co., Inc.	281,550	10,037,258

Commercial Services & Supplies - 1.0%
Insperity, Inc.	323,025	8,737,826

Communications Equipment - 6.4%
Brocade Communications
Systems, Inc. (a)	1,722,400	8,491,432
Ciena Corporation (a)	654,225	10,709,663
Infinera Corporation (a)	1,043,500	7,137,540
Ixia (a)	625,250	7,515,505
Loral Space & Communications Inc.	120,475	8,113,991
NICE Systems Limited - ADR (a) (b)	294,175	10,766,805

		52,734,936

Consumer Finance - 2.3%
Cash America International, Inc.	234,275	10,317,471
First Cash Financial Services, Inc. (a)	216,301	8,688,811

		19,006,282

Containers & Packaging - 1.2%
Silgan Holdings Inc.	225,575	9,629,797

Electrical Equipment & Instruments - 4.1%
Belden Inc.	294,325	9,815,739
Franklin Electric Co., Inc.	192,015	9,817,727
Thermon Group Holdings Inc. (a)	246,250	5,099,837
Woodward Inc.	235,775	9,298,966

		34,032,269

Electronic Equipment & Instruments - 1.7%
Mercury Computer Systems, Inc. (a)	530,200	6,855,486
National Instruments Corporation	268,000	7,198,480

		14,053,966

Energy Equipment & Services - 0.7%
Atwood Oceanics, Inc. (a)	160,925	6,089,402

Health Care Equipment & Supplies - 6.4%
Cyberonics, Inc. (a)	227,250	10,212,615
DexCom Inc. (a)	700,900	9,083,664

	Shares	Value
COMMON STOCKS
Health Care Equipment & Supplies - 6.4%, Continued
Endologix, Inc. (a)	699,058	$10,793,456
MWI Veterinary Supply, Inc. (a)	131,100	13,473,147
PerkinElmer, Inc.	353,925	9,131,265

		52,694,147

Health Care Providers & Services - 4.9%
Computer Programs and Systems, Inc.	185,675	10,624,323
Health Management Associates Inc. - Class A (a)	1,000,810	7,856,358
HMS Holdings Corporation (a)	349,060	11,627,189
Team Health Holdings, Inc. (a)	427,275	10,293,055

		40,400,925

Household Durables - 0.9%
Select Comfort Corporation (a)	370,050	7,741,446

Industrial Conglomerates - 2.0%
Raven Industries, Inc.	124,100	8,636,119
Rexnord Corp. (a)	396,425	7,944,357

		16,580,476

Insurance - 1.6%
AmTrust Financial Services, Inc.	427,264	12,694,014

Internet Software & Services - 3.4%
The Active Network, Inc. (a)	650,445	10,010,349
LivePerson, Inc. (a)	544,450	10,377,217
LogMeIn, Inc. (a)	246,250	7,515,550

		27,903,116

Machinery - 8.8%
Actuant Corporation - Class A	385,950	10,482,402
Astec Industries, Inc. (a)	225,450	6,916,806
Barnes Group Inc.	291,250	7,074,463
Chart Industries, Inc. (a)	142,025	9,765,639
CLARCOR Inc.	189,400	9,121,504
EnPro Industries, Inc. (a)	223,350	8,346,589
The Middleby Corporation (a)	103,200	10,279,752
Westport Innovations Inc. (a) (b)	285,521	10,492,897

		72,480,052

Marine - 0.9%
Kirby Corporation (a)	160,925	7,576,349

Media - 1.1%
Cinemark Holdings, Inc.	403,475	9,219,404

Metals & Mining - 3.3%
Carpenter Technology Corporation	192,675	9,217,572
Commercial Metals Company	717,450	9,068,568
Haynes International, Inc.	181,028	9,221,566

		27,507,706

Oil & Gas & Consumable Fuels - 5.2%
Approach Resources Inc. (a)	441,003	11,263,217
Gulfport Energy Corporation (a)	297,370	6,134,743
Kodiak Oil & Gas Corporation (a) (b)	873,650	7,172,667
Northern Oil & Gas, Inc. (a)	249,625	3,979,022

The accompanying notes are an integral part of these financial statements.

LKCM SMALL CAP EQUITY FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS
Oil & Gas & Consumable Fuels - 5.2%, Continued
Oasis Petroleum Inc. (a)	313,200	$7,573,176
Rosetta Resources, Inc. (a)	197,228	7,226,434

		43,349,259

Pharmaceuticals - 1.2%
Akorn, Inc. (a)	628,924	9,918,131

Real Estate - 0.7%
FirstService Corporation (a) (b)	214,859	6,009,606

Semiconductor Equipment & Products - 1.7%
Cirrus Logic, Inc. (a)	458,550	13,701,474

Software - 6.9%
ACI Worldwide, Inc. (a)	291,875	12,903,794
Aspen Technology, Inc. (a)	601,000	13,913,150
Interactive Intelligence Group, Inc. (a)	330,600	9,326,226
MicroStrategy Incorporated - Class A (a)	79,187	10,283,224
Pegasystems Inc.	314,533	10,373,298

		56,799,692

Specialty Retail - 7.5%
bebe stores, inc.	748,975	4,396,483
DSW Inc. - Class A	183,800	9,998,720
Genesco Inc. (a)	167,725	10,088,659
GNC Holdings, Inc. - Class A	221,750	8,692,600
Hibbett Sports Inc. (a)	193,878	11,188,699
Monro Muffler Brake, Inc.	247,233	8,218,025
Sonic Automotive, Inc. - Class A	687,950	9,404,277

		61,987,463

Textiles, Apparel & Luxury Goods - 4.6%
The Children’s Place Retail Stores, Inc. (a)	149,555	7,452,326
Crocs, Inc. (a)	531,400	8,582,110
Fifth & Pacific Companies, Inc. (a)	771,825	8,281,682
The Warnaco Group, Inc. (a)	165,675	7,054,441
Wolverine World Wide, Inc.	168,200	6,522,796

		37,893,355

Thrifts & Mortgage Finance - 1.2%
Capitol Federal Financial Inc.	833,800	9,905,544

Trading Companies & Distributors - 2.2%
Kaman Corporation	260,225	8,051,362
WESCO International, Inc. (a)	176,200	10,140,310

		18,191,672

Wireless Telecommunication Services - 0.1%
Leap Wireless International, Inc. (a)	143,437	922,300

TOTAL COMMON STOCKS (Cost $637,906,965)		789,853,536

	Shares	Value
SHORT-TERM INVESTMENTS - 4.5%
Money Market Funds (c) - 4.5%
Dreyfus Government Cash Management Fund - Institutional Shares, 0.01%	12,936,749	$12,936,749
Federated Government Obligations Fund - Institutional Shares, 0.01%	23,982,804	23,982,804

TOTAL SHORT-TERM INVESTMENTS (Cost $36,919,553)		36,919,553

Total Investments - 100.1% (Cost $674,826,518)		826,773,089
Liabilities in Excess of Other Assets - (0.1)%		(312,644)

TOTAL NET ASSETS - 100.0%		$826,460,445

ADR American Depository Receipt.

(a)	Non-income producing security.
(b)	U.S. Dollar-denominated foreign security.
(c)	The rate quoted is the annualized seven-day yield of the fund at period end.

The Global Industry Classification Standard (GICS®) was developed by and/or is the exclusive property of MSCI, Inc. and Standard & Poor Financial Services LLC (“S&P”). GICS is a service mark of MSCI and S&P and has been licensed for use by U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

LKCM SMALL-MID CAP EQUITY FUND

SCHEDULE OF INVESTMENTS

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS - 91.0%
Aerospace & Defense - 4.6%
BE Aerospace, Inc. (a)	124,470	$5,434,361
Hexcel Corporation (a)	180,955	4,666,829

		10,101,190

Air Freight & Logistics - 1.4%
UTI Worldwide, Inc. (b)	213,600	3,120,696

Auto Components - 2.1%
Gentex Corporation	140,610	2,934,531
Group 1 Automotive, Inc.	36,325	1,656,783

		4,591,314

Banks - 8.1%
Comerica Incorporated	131,100	4,026,080
First Horizon National Corporation	220,950	1,911,218
Prosperity Bancshares, Inc.	94,200	3,959,225
Texas Capital Bancshares, Inc. (a)	58,100	2,346,659
UMB Financial Corporation	41,450	2,123,484
Umpqua Holdings Corporation	250,975	3,302,831

		17,669,497

Capital Markets - 1.8%
Affiliated Managers Group, Inc. (a)	36,455	3,990,000

Chemicals - 2.3%
FMC Corporation	92,400	4,941,552

Communications Equipment - 4.4%
Ciena Corporation (a)	215,325	3,524,870
NICE Systems Limited - ADR (a) (b)	109,800	4,018,680
Riverbed Technology, Inc. (a)	126,700	2,046,205

		9,589,755

Consumer Finance - 1.5%
Cash America International, Inc.	76,175	3,354,747

Containers & Packaging - 1.7%
Silgan Holdings Inc.	85,675	3,657,466

Distributors - 2.1%
LKQ Corporation (a)	137,100	4,579,140

Electrical Equipment & Instruments - 5.5%
AMETEK, Inc.	92,070	4,595,213
Belden Inc.	121,650	4,057,027
Woodward Inc.	83,000	3,273,520

		11,925,760

Electronic Equipment & Instruments - 3.5%
National Instruments Corporation	131,350	3,528,061
Trimble Navigation Limited (a)	86,625	3,985,616

		7,513,677

Energy Equipment & Services - 1.6%
Core Laboratories N.V. (b)	30,290	3,510,611

Health Care Equipment & Supplies - 3.6%
IDEXX Laboratories, Inc. (a)	43,375	4,169,639
PerkinElmer, Inc.	141,050	3,639,090

		7,808,729

	Shares	Value
COMMON STOCKS
Health Care Providers & Services - 5.9%
Catalyst Health Solutions, Inc. (a)	46,750	$4,368,320
HMS Holdings Corporation (a)	134,520	4,480,861
Team Health Holdings, Inc. (a)	167,180	4,027,366

		12,876,547

Household Durables - 0.7%
Select Comfort Corporation (a)	72,200	1,510,424

Industrial Conglomerates - 0.8%
Rexnord Corp. (a)	89,950	1,802,598

Insurance - 2.2%
AmTrust Financial Services, Inc.	161,250	4,790,738

Internet Software & Services - 1.6%
Akamai Technologies, Inc. (a)	112,650	3,576,638

Leisure Equipment & Products - 2.3%
Polaris Industries Inc.	71,190	5,088,661

Machinery - 4.4%
The Middleby Corporation (a)	19,025	1,895,080
Valmont Industries, Inc.	40,535	4,903,519
Westport Innovations Inc. (a) (b)	73,725	2,709,394

		9,507,993

Marine - 1.3%
Kirby Corporation (a)	61,525	2,896,597

Metals & Mining - 1.6%
Carpenter Technology Corporation	70,300	3,363,152

Oil & Gas & Consumable Fuels - 4.6%
Kodiak Oil & Gas Corporation (a) (b)	400,875	3,291,184
Oasis Petroleum Inc. (a)	124,025	2,998,925
Rosetta Resources, Inc. (a)	99,400	3,642,015

		9,932,124

Pharmaceuticals - 0.9%
Akorn, Inc. (a)	128,000	2,018,560

Semiconductor Equipment & Products - 2.5%
Cirrus Logic, Inc. (a)	183,860	5,493,737

Software - 8.4%
ACI Worldwide, Inc. (a)	77,625	3,431,801
ANSYS, Inc. (a)	66,950	4,225,215
Aspen Technology, Inc. (a)	87,775	2,031,991
Nuance Communications, Inc. (a)	153,700	3,661,134
TIBCO Software Inc. (a)	167,840	5,021,774

		18,371,915

Specialty Retail - 8.1%
Dick’s Sporting Goods, Inc.	78,100	3,748,800
GNC Holdings, Inc. - Class A	104,611	4,100,751
Tractor Supply Company	66,935	5,559,621
Ulta Salon, Cosmetics & Fragrance, Inc.	44,800	4,183,424

		17,592,596

The accompanying notes are an integral part of these financial statements.

LKCM SMALL-MID CAP EQUITY FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS
Trading Companies & Distributors - 1.5%
WESCO International, Inc. (a)	58,110	$3,344,231

TOTAL COMMON STOCKS (Cost $194,465,830)		198,520,645

SHORT-TERM INVESTMENTS - 8.5%
Money Market Funds (c) - 8.5%
Dreyfus Government Cash Management Fund - Institutional Shares, 0.01%	5,494,021	5,494,021
Federated Government Obligations Fund - Institutional Shares, 0.01%	5,506,616	5,506,616
Federated Treasury Obligations Fund - Institutional Shares, 0.01%	2,050,190	2,050,190
Invesco Short Term Investments Trust - Treasury Portfolio - Institutional Shares, 0.02% 5,490,731		5,490,731

TOTAL SHORT-TERM INVESTMENTS (Cost $18,541,558)		18,541,558

Total Investments - 99.5% (Cost $213,007,388)		217,062,203
Other Assets in Excess of Liabilities - 0.5%		1,061,192

TOTAL NET ASSETS - 100.0%		$218,123,395

ADR American Depository Receipt.

(a)	Non-income producing security.
(b)	U.S. Dollar-denominated foreign security.
(c)	The rate quoted is the annualized seven-day yield of the fund at period end.

The Global Industry Classification Standard (GICS®) was developed by and/or is the exclusive property of MSCI, Inc. and Standard & Poor Financial Services LLC (“S&P”). GICS is a service mark of MSCI and S&P and has been licensed for use by U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

LKCM EQUITY FUND

SCHEDULE OF INVESTMENTS

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS - 94.4%
Aerospace & Defense - 2.8%
Honeywell International Inc.	40,000	$2,233,600
Rockwell Collins, Inc.	25,400	1,253,490

		3,487,090

Auto Components - 0.8%
Gentex Corporation	50,000	1,043,500

Banks - 9.3%
Comerica Incorporated	63,000	1,934,730
Cullen/Frost Bankers, Inc.	38,350	2,204,742
Glacier Bancorp, Inc.	60,000	929,400
Hancock Holding Company	70,000	2,130,800
Prosperity Bancshares, Inc.	35,000	1,471,050
Texas Capital Bancshares, Inc. (a)	18,000	727,020
Wells Fargo & Company	70,000	2,340,800

		11,738,542

Beverages - 2.6%
The Coca-Cola Company	20,000	1,563,800
PepsiCo, Inc.	24,000	1,695,840

		3,259,640

Biotechnology - 2.4%
Amgen Inc.	20,000	1,460,800
Celgene Corporation (a)	25,000	1,604,000

		3,064,800

Chemicals - 6.4%
Airgas, Inc.	13,000	1,092,130
E. I. du Pont de Nemours and Company	45,000	2,275,650
FMC Corporation	52,000	2,780,960
Monsanto Company	24,000	1,986,720

		8,135,460

Commercial Services & Supplies - 0.7%
Waste Connections, Inc.	30,000	897,600

Communication Equipment - 0.5%
QUALCOMM, Inc.	12,400	690,432

Computers & Peripherals - 6.7%
Apple Inc.	5,000	2,920,000
EMC Corporation (a)	59,400	1,522,422
International Business Machines Corporation	12,000	2,346,960
NetApp, Inc. (a)	52,650	1,675,323

		8,464,705

Construction Materials - 1.9%
Martin Marietta Materials, Inc.	30,000	2,364,600

Containers & Packaging - 1.2%
Ball Corporation	36,550	1,500,377

Diversified Financial Services - 1.7%
JPMorgan Chase & Co.	60,000	2,143,800

Electrical Equipment & Instruments - 3.7%
Emerson Electric Co.	37,600	1,751,408

	Shares	Value
COMMON STOCKS
Electrical Equipment & Instruments - 3.7%, Continued
Franklin Electric Co., Inc.	27,000	$1,380,510
Roper Industries, Inc.	15,990	1,576,294

		4,708,212

Electronic Equipment & Instruments - 2.3%
National Instruments Corporation	49,300	1,324,198
Trimble Navigation Limited (a)	35,000	1,610,350

		2,934,548

Energy Equipment & Services - 0.4%
National Oilwell Varco Inc.	8,000	515,520

Food & Drug Retailing - 0.8%
Walgreen Company	33,000	976,140

Health Care Equipment & Supplies - 5.3%
Covidien plc (b)	30,000	1,605,000
DENTSPLY International Inc.	40,000	1,512,400
PerkinElmer, Inc.	70,000	1,806,000
Thermo Fisher Scientific, Inc.	35,000	1,816,850

		6,740,250

Hotels, Restaurants & Leisure - 0.7%
Yum! Brands, Inc.	14,000	901,880

Household Durables - 2.0%
Jarden Corporation	60,000	2,521,200

Household Products - 4.5%
Colgate-Palmolive Company	8,600	895,260
Kimberly-Clark Corporation	30,000	2,513,100
The Procter & Gamble Company	36,810	2,254,612

		5,662,972

Industrial Conglomerates - 0.7%
Raven Industries, Inc.	13,000	904,670

Insurance - 0.5%
Prudential Financial, Inc.	12,000	581,160

Internet Catalog & Retail - 1.4%
Amazon.com, Inc. (a)	7,500	1,712,625

Internet Software & Services - 2.5%
Akamai Technologies, Inc. (a)	45,000	1,428,750
Google Inc. - Class A (a)	3,000	1,740,210

		3,168,960

Machinery - 4.2%
Danaher Corporation	35,000	1,822,800
Pall Corporation	27,000	1,479,870
Valmont Industries, Inc.	17,000	2,056,490

		5,359,160

Marine - 1.7%
Kirby Corporation (a)	45,000	2,118,600

The accompanying notes are an integral part of these financial statements.

LKCM EQUITY FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS
Media - 1.3%
Cinemark Holdings, Inc.	25,000	$571,250
Time Warner Inc.	27,200	1,047,200

		1,618,450

Metals & Mining - 0.5%
Titanium Metals Corporation	60,000	678,600

Oil & Gas & Consumable Fuels - 7.7%
Cabot Oil & Gas Corporation	28,000	1,103,200
ConocoPhillips	33,700	1,883,156
Devon Energy Corporation	17,300	1,003,227
EOG Resources, Inc.	15,100	1,360,661
Exxon Mobil Corporation	30,070	2,573,090
Noble Energy, Inc.	10,000	848,200
Range Resources Corporation	15,000	928,050

		9,699,584

Pharmaceuticals - 6.4%
Abbott Laboratories	40,000	2,578,800
Allergan, Inc.	10,000	925,700
Johnson & Johnson	35,000	2,364,600
Pfizer Inc.	100,000	2,300,000

		8,169,100

Road & Rail - 1.5%
Kansas City Southern	8,500	591,260
Union Pacific Corporation	11,000	1,312,410

		1,903,670

Software - 3.0%
Adobe Systems Incorporated (a)	45,000	1,456,650
Microsoft Corporation	43,000	1,315,370
Nuance Communications, Inc. (a)	45,000	1,071,900

		3,843,920

Specialty Retail - 5.2%
The Home Depot, Inc.	28,000	1,483,720
PetSmart, Inc.	32,000	2,181,760
Tiffany & Co.	25,000	1,323,750
Tractor Supply Company	20,000	1,661,200

		6,650,430

Textiles, Apparel & Luxury Goods - 1.1%
VF Corporation	10,000	1,334,500

TOTAL COMMON STOCKS (Cost $96,466,619)		119,494,697

	Shares	Value
SHORT-TERM INVESTMENTS - 5.5%
Money Market Funds (c) - 5.5%
Dreyfus Government Cash Management Fund - Institutional Shares, 0.01%	3,443,444	$3,443,444
Federated Government Obligations Fund - Institutional Shares, 0.01%	3,590,269	3,590,269

TOTAL SHORT-TERM INVESTMENTS (Cost $7,033,713)		7,033,713

Total Investments - 99.9% (Cost $103,500,332)		126,528,410
Other Assets in Excess of Liabilities - 0.1%		85,024

TOTAL NET ASSETS - 100.0%		$126,613,434

(a)	Non-income producing security.
(b)	U.S. Dollar-denominated foreign security.
(c)	The rate quoted is the annualized seven-day yield of the fund at period end.

The Global Industry Classification Standard (GICS®) was developed by and/or is the exclusive property of MSCI, Inc. and Standard & Poor Financial Services LLC (“S&P”). GICS is a service mark of MSCI and S&P and has been licensed for use by U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

LKCM BALANCED FUND

SCHEDULE OF INVESTMENTS

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS - 71.6%
Aerospace & Defense - 1.3%
General Dynamics Corporation	1,400	$92,344
Rockwell Collins, Inc.	3,600	177,660

		270,004

Air Freight & Logistics - 1.0%
United Parcel Service, Inc. - Class B	2,600	204,776

Banks - 4.6%
Comerica Incorporated	9,500	291,745
Cullen/Frost Bankers, Inc.	3,900	224,211
Wells Fargo & Company	8,471	283,270
Zions Bancorporation	7,500	145,650

		944,876

Beverages - 2.3%
The Coca-Cola Company	2,900	226,751
PepsiCo, Inc.	3,600	254,376

		481,127

Biotechnology - 1.1%
Celgene Corporation (a)	3,400	218,144

Chemicals - 4.7%
Air Products and Chemicals, Inc.	1,900	153,387
Airgas, Inc.	3,000	252,030
E. I. du Pont de Nemours and Company	3,200	161,824
FMC Corporation	4,800	256,704
Monsanto Company	1,900	157,282

		981,227

Commercial Services & Supplies - 1.0%
Waste Management, Inc.	6,100	203,740

Communications Equipment - 0.4%
Harris Corporation	2,200	92,070

Computers & Peripherals - 5.4%
Apple Inc.	875	511,000
EMC Corporation (a)	7,400	189,662
International Business Machines Corporation	1,300	254,254
NetApp, Inc. (a)	5,500	175,010

		1,129,926

Construction Materials - 1.0%
Martin Marietta Materials, Inc.	2,700	212,814

Containers & Packaging - 1.1%
Ball Corporation	5,700	233,985

Diversified Financial Services - 0.9%
JPMorgan Chase & Co.	5,500	196,515

Diversified Telecommunication Services - 1.3%
AT&T Inc.	7,400	263,884

Electrical Equipment & Instruments - 0.7%
Emerson Electric Co.	3,200	149,056

	Shares	Value
COMMON STOCKS
Electronic Equipment & Instruments - 1.0%
National Instruments Corporation	7,500	$201,450

Energy Equipment & Services - 0.8%
Schlumberger Limited (b)	2,700	175,257

Food & Drug Retailing - 3.3%
CVS Caremark Corporation	4,700	219,631
Walgreen Company	5,500	162,690
Wal-Mart Stores, Inc.	4,300	299,796

		682,117

Health Care Equipment & Supplies - 2.4%
Covidien plc (b)	4,600	246,100
PerkinElmer, Inc.	3,400	87,720
Thermo Fisher Scientific, Inc.	3,100	160,921

		494,741

Health Care Providers & Services - 3.1%
Catalyst Health Solutions, Inc. (a)	4,500	420,480
Express Scripts Holding Company (a)	3,800	212,154

		632,634

Household Products - 2.9%
Colgate-Palmolive Company	2,200	229,020
Kimberly-Clark Corporation	2,100	175,917
The Procter & Gamble Company	3,100	189,875

		594,812

Industrial Conglomerates - 0.6%
General Electric Company	5,900	122,956

Insurance - 0.6%
Prudential Financial, Inc.	2,600	125,918

Internet Catalog & Retail - 1.4%
Amazon.com, Inc. (a)	1,300	296,855

Internet Software & Services - 2.5%
Akamai Technologies, Inc. (a)	5,100	161,925
Facebook, Inc. - Class A (a)	5,000	155,600
Google Inc. - Class A (a)	350	203,025

		520,550

IT Consulting & Services - 1.9%
Accenture plc - Class A (b)	3,200	192,288
Automatic Data Processing, Inc.	3,700	205,942

		398,230

Machinery - 2.2%
Danaher Corporation	4,900	255,192
Pall Corporation	3,800	208,278

		463,470

Media - 3.8%
CBS Corporation - Class B	6,200	203,236
DIRECTTV - Class A (a)	3,300	161,106
Time Warner Inc.	5,800	223,300
The Walt Disney Company	4,000	194,000

		781,642

The accompanying notes are an integral part of these financial statements.

LKCM BALANCED FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Shares	Value
COMMON STOCKS
Metals & Mining - 0.6%
Commercial Metals Company	9,500	$120,080

Multiline Retail - 0.7%
Kohl’s Corporation	3,100	141,019

Oil & Gas & Consumable Fuels - 8.4%
Cabot Oil & Gas Corporation	5,000	197,000
Chevron Corporation	2,095	221,023
Devon Energy Corporation	2,400	139,176
EOG Resources, Inc.	1,900	171,209
Exxon Mobil Corporation	3,732	319,347
Pioneer Natural Resources Company	2,200	194,062
Range Resources Corporation	2,500	154,675
SM Energy Company	2,400	117,864
The Williams Companies, Inc.	7,700	221,914

		1,736,270

Personal Products - 0.7%
Avon Products, Inc.	8,500	137,785

Pharmaceuticals - 1.7%
Abbott Laboratories	4,100	264,327
Teva Pharmaceutical Industries Ltd. - ADR (b)	2,500	98,600

		362,927

Software - 2.1%
Adobe Systems Incorporated (a)	6,700	216,879
Nuance Communications, Inc. (a)	9,000	214,380

		431,259

Specialty Retail - 2.1%
The Home Depot, Inc.	4,400	233,156
O’Reilly Automotive, Inc. (a)	2,300	192,671

		425,827

Textiles, Apparel & Luxury Goods - 0.9%
VF Corporation	1,400	186,830

Thrifts & Mortgage Finance - 1.1%
Capitol Federal Financial Inc.	19,500	231,660

TOTAL COMMON STOCKS (Cost $10,477,109)		14,846,433

	Principal Amount	Value
CORPORATE BONDS - 27.8%
Air Freight & Logistics - 0.3%
United Parcel Service, Inc.
3.875%, 04/01/2014	$50,000	52,776

Banks - 2.0%
BB&T Corporation
2.05%, 04/28/2014
Callable, 03/28/2014	200,000	204,180

	Principal Amount	Value
CORPORATE BONDS
Banks - 2.0%, Continued
Wells Fargo & Company:
3.75%, 10/01/2014	$100,000	$105,635
2.625%, 12/15/2016	100,000	102,877

		412,692

Beverages - 0.6%
The Coca-Cola Company
5.35%, 11/15/2017	100,000	120,182

Biotechnology - 1.5%
Amgen Inc.
1.875%, 11/15/2014	100,000	101,611
Celgene Corporation
2.45%, 10/15/2015	200,000	205,024

		306,635

Capital Markets - 1.1%
The Bank of New York Mellon Corporation
3.10%, 01/15/2015	175,000	184,290
The Goldman Sachs Group, Inc.
5.50%, 11/15/2014	35,000	36,986

		221,276

Chemicals - 3.0%
Airgas, Inc.:
2.85%, 10/01/2013	100,000	102,183
3.25%, 10/01/2015	125,000	130,358
E. I. du Pont de Nemours and Company
3.25%, 01/15/2015	75,000	79,824
Eastman Chemical Company
3.00%, 12/15/2015	200,000	207,443
Praxair, Inc.
2.125%, 06/14/2013	100,000	101,369

		621,177

Computers & Peripherals - 1.3%
Dell Inc.
1.40%, 09/10/2013	100,000	100,749
Hewlett-Packard Company
3.00%, 09/15/2016	175,000	180,180

		280,929

Consumer Finance - 1.0%
American Express Credit Corporation
2.75%, 09/15/2015	200,000	208,858

Containers & Packaging - 0.4%
Ball Corporation
7.125%, 09/01/2016
Callable 09/01/2013	75,000	82,031

Diversified Financial Services - 0.8%
JPMorgan Chase & Co.:
1.65%, 09/30/2013	100,000	100,659
2.05%, 01/24/2014	75,000	75,849

		176,508

The accompanying notes are an integral part of these financial statements.

LKCM BALANCED FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Principal Amount	Value
CORPORATE BONDS
Diversified Telecommunication Services - 1.2%
AT&T Inc.
5.10%, 09/15/2014	$125,000	$136,550
Verizon Communications Inc.
3.00%, 04/01/2016	100,000	106,387

		242,937

Electric Utilities - 1.2%
Duke Energy Corporation
3.95%, 09/15/2014	185,000	196,478
Georgia Power Company
1.30%, 09/15/2013	50,000	50,421

		246,899

Electronic Equipment & Instruments - 0.9%
Agilent Technologies, Inc.
2.50%, 07/15/2013	180,000	182,504

Food & Drug Retailing - 0.8%
CVS Caremark Corporation:
3.25%, 05/18/2015	50,000	52,666
5.75%, 06/01/2017	100,000	118,227

		170,893

Food Products - 0.2%
McCormick & Company, Incorporated
5.25%, 09/01/2013	50,000	52,452

Health Care Equipment & Supplies - 0.8%
Covidien International Finance S.A. (b)
2.80%, 06/15/2015	50,000	52,073
Thermo Fisher Scientific, Inc.
3.20%, 05/01/2015	110,000	117,037

		169,110

Health Care Providers & Services - 0.5%
McKesson Corporation
3.25%, 03/01/2016	100,000	107,436

Insurance - 1.3%
Berkshire Hathaway Inc.
4.85%, 01/15/2015	100,000	110,091
Prudential Financial, Inc.
3.00%, 05/12/2016	150,000	154,429

		264,520

Machinery - 0.6%
Danaher Corporation
1.30%, 06/23/2014	125,000	126,361

Media - 1.4%
DIRECTV Holdings LLC
3.55%, 03/15/2015	100,000	105,368
Time Warner Inc.
3.15%, 07/15/2015	175,000	184,693

		290,061

	Principal Amount	Value
CORPORATE BONDS
Oil & Gas & Consumable Fuels - 2.6%
Apache Corporation
5.625%, 01/15/2017	$75,000	$88,688
EOG Resources, Inc.
6.125%, 10/01/2013	100,000	106,459
Noble Drilling Corporation (b)
3.05%, 03/01/2016	160,000	165,742
Noble Energy, Inc.
5.25%, 04/15/2014	100,000	106,023
Occidental Petroleum Corporation
1.45%, 12/13/2013	75,000	75,922

		542,834

Pharmaceuticals - 1.0%
Teva Pharmaceutical Industries Ltd. (b):
1.70%, 03/21/2014	75,000	76,093
3.00%, 06/15/2015	125,000	131,642

		207,735

Semiconductor Equipment & Products - 0.5%
National Semiconductor Corporation
3.95%, 04/15/2015	100,000	108,408

Software - 2.8%
Adobe Systems Incorporated
3.25%, 02/01/2015	200,000	210,306
Oracle Corporation
3.75%, 07/08/2014	150,000	159,353
Symantec Corporation
2.75%, 09/15/2015	200,000	205,688

		575,347

TOTAL CORPORATE BONDS (Cost $5,602,957)		5,770,561

	Shares
SHORT-TERM INVESTMENT - 0.3%
Money Market Fund (c) - 0.3%
Federated Government Obligations Fund - Institutional Shares, 0.01%	73,230	73,230

TOTAL SHORT-TERM INVESTMENT (Cost $73,230)		73,230

Total Investments - 99.7% (Cost $16,153,296)		20,690,224
Other Assets in Excess of Liabilities - 0.3%		54,424

TOTAL NET ASSETS - 100.0%		$20,744,648

ADR American Depository Receipt.

(a)	Non-income producing security.
(b)	U.S. Dollar-denominated foreign security.
(c)	The rate quoted is the annualized seven-day yield of the fund at period end.

The Global Industry Classification Standard (GICS®) was developed by and/or is the exclusive property of MSCI, Inc. and Standard & Poor Financial Services LLC (“S&P”). GICS is a service mark of MSCI and S&P and has been licensed for use by U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

LKCM FIXED INCOME FUND

SCHEDULE OF INVESTMENTS

June 30, 2012 (Unaudited)

	Principal Amount	Value
CORPORATE BONDS - 92.4%
Aerospace & Defense - 2.2%
General Dynamics Corporation:
5.25%, 02/01/2014	$225,000	$241,380
5.375%, 08/15/2015	1,375,000	1,562,025
Lockheed Martin Corporation:
7.65%, 05/01/2016	1,250,000	1,509,819
3.35%, 09/15/2021	525,000	543,717
Rockwell Collins, Inc.
4.75%, 12/01/2013	430,000	453,123

		4,310,064

Air Freight & Logistics - 0.3%
United Parcel Service, Inc.
3.875%, 04/01/2014	625,000	659,699

Banks - 6.7%
Bank of America Corporation:
7.375%, 05/15/2014	1,000,000	1,075,905
5.375%, 06/15/2014	1,025,000	1,069,819
BB&T Capital Trust IV
6.82%, 06/12/2057
Callable 06/12/2037	2,000,000	2,020,000
BB&T Corporation
3.20%, 03/15/2016
Callable 02/16/2016	3,080,000	3,262,826
Branch Banking & Trust Company (b):
0.86175%, 09/13/2016	1,775,000	1,679,675
0.7926%, 05/23/2017	500,000	463,358
Wells Fargo & Company:
4.625%, 04/15/2014	456,000	477,273
2.625%, 12/15/2016	3,000,000	3,086,310

		13,135,166

Beverages - 1.3%
The Coca-Cola Company:
3.625%, 03/15/2014	400,000	420,568
5.35%, 11/15/2017	1,500,000	1,802,728
PepsiCo, Inc.
7.90%, 11/01/2018	214,000	286,277

		2,509,573

Biotechnology - 4.6%
Amgen Inc.
2.50%, 11/15/2016	1,815,000	1,887,734
Celgene Corporation
2.45%, 10/15/2015	4,494,000	4,606,894
Gilead Sciences, Inc.
2.40%, 12/01/2014	2,500,000	2,578,080

		9,072,708

Building Products - 1.6%
Masco Corporation:
5.875%, 07/15/2012	1,645,000	1,646,246
7.125%, 03/15/2020	1,350,000	1,491,766

		3,138,012

	Principal Amount	Value
CORPORATE BONDS
Capital Markets - 2.4%
The Bank of New York Mellon Corporation
3.10%, 01/15/2015	$738,000	$777,176
The Goldman Sachs Group, Inc.
5.125%, 01/15/2015	1,000,000	1,044,669
Morgan Stanley:
4.50%, 08/30/2015	1,000,000	980,673
5.00%, 08/31/2025
Callable 08/31/2012	2,000,000	1,990,702

		4,793,220

Chemicals - 5.4%
Airgas, Inc.:
2.85%, 10/01/2013	1,160,000	1,185,319
3.25%, 10/01/2015	2,794,000	2,913,771
E. I. du Pont de Nemours and Company
3.25%, 01/15/2015	1,775,000	1,889,177
Eastman Chemical Company
3.00%, 12/15/2015	2,625,000	2,722,684
The Lubrizol Corporation
5.50%, 10/01/2014	1,579,000	1,746,646
Praxair, Inc.
5.25%, 11/15/2014	200,000	220,570

		10,678,167

Commercial Services & Supplies - 0.6%
Republic Services, Inc.
5.50%, 09/15/2019	1,000,000	1,158,896

Communications Equipment - 2.3%
Cisco Systems, Inc.:
2.90%, 11/17/2014	340,000	357,764
5.50%, 02/22/2016	1,000,000	1,161,361
4.95%, 02/15/2019	700,000	826,557
Harris Corporation:
5.00%, 10/01/2015	1,088,000	1,185,227
6.375%, 06/15/2019	900,000	1,060,990

		4,591,899

Computers & Peripherals - 3.8%
Dell Inc.
5.625%, 04/15/2014	750,000	811,777
Hewlett-Packard Company:
1.55%, 05/30/2014	1,000,000	1,005,789
2.20%, 12/01/2015	1,000,000	1,003,950
3.00%, 09/15/2016	2,825,000	2,908,612
International Business Machines Corporation
5.70%, 09/14/2017	1,500,000	1,805,508

		7,535,636

Consumer Finance - 1.3%
American Express Credit Corporation
2.75%, 09/15/2015	2,485,000	2,595,056

The accompanying notes are an integral part of these financial statements.

LKCM FIXED INCOME FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Principal Amount	Value
CORPORATE BONDS
Containers & Packaging - 2.9%
Ball Corporation:
7.125%, 09/01/2016
Callable 09/01/2013	$1,825,000	$1,996,094
5.75%, 05/15/2021
Callable 11/15/2015	2,000,000	2,160,000
Packaging Corp. of America
5.75%, 08/01/2013	1,500,000	1,582,582

		5,738,676

Diversified Financial Services - 3.6%
JPMorgan Chase & Co.:
3.45%, 03/01/2016	3,525,000	3,656,729
4.25%, 10/15/2020	3,325,000	3,499,061

		7,155,790

Diversified Telecommunication Services - 5.3%
AT&T Inc.
5.10%, 09/15/2014	1,750,000	1,911,698
CenturyLink, Inc.:
5.15%, 06/15/2017	2,000,000	2,048,454
6.15%, 09/15/2019	1,402,000	1,448,266
6.45%, 06/15/2021	2,000,000	2,084,684
Verizon Communications Inc.:
5.25%, 04/15/2013	275,000	284,984
5.55%, 02/15/2016	1,000,000	1,148,825
3.00%, 04/01/2016	490,000	521,296
5.50%, 02/15/2018	875,000	1,036,970

		10,485,177

Electric Utilities - 0.6%
Southern Power Co.
4.875%, 07/15/2015	1,050,000	1,150,289

Electrical Equipment & Instruments - 0.2%
Emerson Electric Co.
4.50%, 05/01/2013	425,000	438,609

Electronic Equipment & Instruments - 0.7%
Agilent Technologies, Inc.
2.50%, 07/15/2013	1,400,000	1,419,474

Energy Equipment & Services - 0.9%
Weatherford International, Inc.
6.35%, 06/15/2017	1,550,000	1,791,859

Food & Drug Retailing - 3.4%
CVS Caremark Corporation:
4.875%, 09/15/2014	330,000	357,149
3.25%, 05/18/2015	1,000,000	1,053,319
5.75%, 06/01/2017	2,750,000	3,251,256
Walgreen Company
4.875%, 08/01/2013	1,955,000	2,042,221

		6,703,945

Food Products - 1.2%
Kraft Foods, Inc.
2.625%, 05/08/2013	750,000	761,257

	Principal Amount	Value
CORPORATE BONDS
Food Products - 1.2%, Continued
McCormick & Company, Incorporated
5.25%, 09/01/2013	$1,450,000	$1,521,105

		2,282,362

Health Care Equipment & Supplies - 1.7%
DENTSPLY International Inc.
2.75%, 08/15/2016	1,446,000	1,471,594
Medtronic, Inc.
4.50%, 03/15/2014	900,000	957,642
Thermo Fisher Scientific, Inc.
3.25%, 11/20/2014	900,000	948,906

		3,378,142

Health Care Providers & Services - 1.9%
Express Scripts Holding Company:
6.25%, 06/15/2014	1,000,000	1,093,898
3.125%, 05/15/2016	225,000	234,476
McKesson Corporation
3.25%, 03/01/2016	2,275,000	2,444,167

		3,772,541

Hotels, Restaurants & Leisure - 0.6%
McDonald’s Corporation
5.35%, 03/01/2018	1,000,000	1,202,217

Household Durables - 1.3%
Jarden Corporation:
8.00%, 05/01/2016
Callable 05/01/2013	1,000,000	1,095,000
7.50%, 01/15/2020
Callable 01/15/2015	1,340,000	1,470,650

		2,565,650

Household Products - 0.6%
The Procter & Gamble Company
8.00%, 09/01/2024
Putable 09/01/2014	775,000	1,160,641

Insurance - 1.1%
Berkshire Hathaway Inc.
4.85%, 01/15/2015	1,225,000	1,348,610
Prudential Financial, Inc.
3.00%, 05/12/2016	775,000	797,886

		2,146,496

IT Consulting & Services - 0.6%
Western Union Company
5.93%, 10/01/2016	1,000,000	1,161,312

Media - 3.3%
DIRECTV Holdings LLC
3.55%, 03/15/2015	1,265,000	1,332,901
Time Warner Inc.
3.15%, 07/15/2015	3,175,000	3,350,867
The Walt Disney Company
5.625%, 09/15/2016	1,500,000	1,765,575

		6,449,343

The accompanying notes are an integral part of these financial statements.

LKCM FIXED INCOME FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Principal Amount	Value
CORPORATE BONDS
Metals & Mining - 0.3%
Alcoa Inc.
5.55%, 02/01/2017	$500,000	$546,349

Multiline Retail - 2.6%
Family Dollar Stores, Inc.
5.00%, 02/01/2021	4,500,000	4,842,333
Kohl’s Corporation
6.25%, 12/15/2017	282,000	338,756

		5,181,089

Oil & Gas & Consumable Fuels - 16.8%
Anadarko Petroleum Corporation:
5.95%, 09/15/2016	2,000,000	2,271,688
6.375%, 09/15/2017	2,000,000	2,325,882
Devon Energy Corporation
2.40%, 07/15/2016
Callable 06/15/2016	1,830,000	1,883,204
Enterprise Products Operating LLC:
3.20%, 02/01/2016	2,229,000	2,336,794
4.05%, 02/15/2022	2,000,000	2,125,168
EOG Resources, Inc.:
6.125%, 10/01/2013	1,500,000	1,596,878
2.95%, 06/01/2015	1,200,000	1,260,520
Kinder Morgan Energy Partners, L.P.
4.15%, 03/01/2022	2,000,000	2,060,134
Linn Energy LLC / Linn Energy Finance Corporation (c)
6.25%, 11/01/2019
Callable 11/01/2015 (Acquired 05/11/2012, Cost $1,985,000)	2,000,000	1,962,500
Noble Energy, Inc.:
5.25%, 04/15/2014	1,500,000	1,590,346
4.15%, 12/15/2021
Callable 09/15/2021	1,000,000	1,053,557
Noble Holding International Ltd. (a)
3.45%, 08/01/2015	3,665,000	3,860,784
Peabody Energy Corporation
6.50%, 09/15/2020	4,000,000	4,070,000
Range Resources Corporation:
8.00%, 05/15/2019
Callable 05/15/2014	500,000	548,750
5.00%, 08/15/2022
Callable 02/15/2017	4,100,000	4,053,875

		33,000,080

Pharmaceuticals - 2.1%
Teva Pharmaceutical Industries Ltd. (a):
3.00%, 06/15/2015	2,030,000	2,137,868
5.55%, 02/01/2016	1,860,000	2,111,652

		4,249,520

Road & Rail - 0.5%
Burlington Northern Santa Fe Corporation
5.65%, 05/01/2017	185,000	217,135

	Principal Amount	Value
CORPORATE BONDS
Road & Rail - 0.5%, Continued
Norfolk Southern Corporation
5.257%, 09/17/2014	$750,000	$819,962

		1,037,097

Semiconductor Equipment & Products - 2.7%
Analog Devices, Inc.
3.00%, 04/15/2016	1,050,000	1,118,948
Applied Materials, Inc.
2.65%, 06/15/2016	1,717,000	1,799,345
National Semiconductor Corporation
3.95%, 04/15/2015	2,275,000	2,466,280

		5,384,573

Software - 3.4%
Adobe Systems Incorporated
3.25%, 02/01/2015	2,175,000	2,287,082
Microsoft Corporation
2.95%, 06/01/2014	1,910,000	1,997,478
Symantec Corporation
2.75%, 09/15/2015	2,300,000	2,365,405

		6,649,965

Specialty Retail - 1.6%
Lowe’s Companies, Inc.
5.00%, 10/15/2015	525,000	591,111
O’Reilly Automotive, Inc.
4.875%, 01/14/2021
Callable 10/14/2020	1,000,000	1,076,852
The Sherwin-Williams Company
3.125%, 12/15/2014	1,450,000	1,522,742

		3,190,705

TOTAL CORPORATE BONDS (Cost $172,878,744)		182,419,997

	Shares
PREFERRED STOCKS - 2.3%
Capital Markets - 1.3%
The Goldman Sachs Group, Inc.
Callable 9/10/2012	40,000	714,000
Merrill Lynch Preferred Capital Trust III
Callable 9/10/2012	75,000	1,864,500

		2,578,500

Diversified Financial Services - 1.0%
JPMorgan Chase Capital XIV
Callable 9/10/2012	75,000	1,910,250

TOTAL PREFERRED STOCKS (Cost $4,701,733)		4,488,750

The accompanying notes are an integral part of these financial statements.

LKCM FIXED INCOME FUND

SCHEDULE OF INVESTMENTS, CONTINUED

June 30, 2012 (Unaudited)

	Principal Amount	Value
U.S. GOVERNMENT & AGENCY ISSUES - 2.6%
Fannie Mae - 0.6%
5.00%, 03/15/2016	$1,000,000	$1,157,244

Federal Home Loan Bank - 0.9%
5.50%, 08/13/2014	500,000	554,582
4.875%, 05/17/2017	1,000,000	1,195,090

		1,749,672

Freddie Mac - 0.3%
5.125%, 11/17/2017	500,000	606,345

U.S. Treasury Notes - 0.8%
4.25%, 11/15/2014	500,000	545,781
4.25%, 08/15/2015	500,000	558,672
4.50%, 02/15/2016	500,000	571,211

		1,675,664

TOTAL U.S. GOVERNMENT & AGENCY ISSUES (Cost $4,523,440)		5,188,925

	Principal Amount	Value
SHORT-TERM INVESTMENTS - 1.5%
Corporate Bonds - 0.9%
Prudential Financial, Inc.
2.75%, 01/14/2013	$1,750,000	$1,767,496

	Shares
Money Market Fund (d) - 0.6%
Federated Government Obligations Fund - Institutional Shares, 0.01%	1,157,725	1,157,725

TOTAL SHORT-TERM INVESTMENTS (Cost $2,925,605)		2,925,221

Total Investments - 98.8% (Cost $185,029,522)		195,022,893
Other Assets in Excess of Liabilities - 1.2%		2,290,408

TOTAL NET ASSETS - 100.0%		$197,313,301

(a)	U.S. Dollar-denominated foreign security.
(b)	Floating rate.
(c)	Rule 144A security. Resale to the public may require registration or may extend only to qualified institutional buyers. The fair market value of the security was $1,962,500, representing 0.99% of the Fund’s total net assets.
(d)	The rate quoted is the annualized seven-day yield of the fund at period end.

The Global Industry Classification Standard (GICS®) was developed by and/or is the exclusive property of MSCI, Inc. and Standard & Poor Financial Services LLC (“S&P”). GICS is a service mark of MSCI and S&P and has been licensed for use by U.S. Bancorp Fund Services, LLC.

The accompanying notes are an integral part of these financial statements.

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2012 (Unaudited)

	LKCM	LKCM	LKCM	LKCM	LKCM
	Small Cap	Small-Mid Cap	Equity	Balanced	Fixed
	Equity Fund	Equity Fund	Fund	Fund	Income Fund
Assets:
Investments, at value *	$826,773,089	$217,062,203	$126,528,410	$20,690,224	$195,022,893
Dividends and interest receivable	426,115	96,567	81,152	58,556	2,092,341
Receivable for fund shares sold	1,216,528	1,870,264	171,406	23,284	428,980
Other assets	147,312	25,608	43,196	8,603	44,514

Total assets	828,563,044	219,054,642	126,824,164	20,780,667	197,588,728

Liabilities:
Payable for investment advisory fees	1,628,389	163,783	165,313	17,709	213,608
Payable for investments purchased	—	691,130	—	—	—
Payable for fund shares redeemed	199,522	30,682	193	—	—
Payable for administrative expense	112,022	18,407	17,916	3,249	25,173
Payable for accounting and transfer agent and expenses .	50,697	12,273	12,051	7,185	15,615
Payable for distribution expense	26,544	—		—	—
Accrued expenses and other liabilities	85,425	14,972	15,257	7,876	21,031

Total liabilities	2,102,599	931,247	210,730	36,019	275,427

Net assets	$826,460,445	$218,123,395	$126,613,434	$20,744,648	$197,313,301

Net assets consist of:
Paid in capital	$618,880,191	$216,059,120	$102,599,851	$16,527,952	$186,292,495
Undistributed net investment income	522,845	—	449,977	1,042	49,641
Accumulated net realized gain (loss) on securities	55,110,838	(1,990,540)	535,528	(321,274)	977,794
Net unrealized appreciation on investments	151,946,571	4,054,815	23,028,078	4,536,928	9,993,371

Net assets	$826,460,445	$218,123,395	$126,613,434	$20,744,648	$197,313,301

INSTITUTIONAL CLASS**
Net assets	$779,426,781	$218,123,395	$126,613,434	$20,744,648	$197,313,301
Shares of beneficial interest outstanding (unlimited shares of no par value authorized)	32,968,933	23,306,501	7,736,687	1,339,519	17,650,860
Net asset value per share (offering and redemption price)	$23.64	$9.36	$16.37	$15.49	$11.18

ADVISER CLASS
Net assets	$47,033,664
Shares of beneficial interest outstanding (unlimited shares of no par value authorized)	2,043,723
Net asset value per share (offering and redemption price)	$23.01

* Cost of Investments	$674,826,518	$213,007,388	$103,500,332	$16,153,296	$185,029,522

**	Currently, only the Small Cap Equity, Small-Mid Cap Equity and Equity Funds offer a second class.

The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2012 (Unaudited)

	LKCM	LKCM	LKCM	LKCM	LKCM
	Small Cap	Small-Mid Cap	Equity	Balanced	Fixed
	Equity Fund	Equity Fund	Fund	Fund	Income Fund
Investment Income:
Dividends *	$4,802,281	$316,124	$927,041	$124,616	$142,708
Interest	1,376	315	315	68,856	3,465,298

Total income	4,803,657	316,439	927,356	193,472	3,608,006

Expenses:
Investment advisory fees	3,352,641	238,197	418,259	65,024	470,154
Distribution expense - Adviser Class (Note B)	59,593	—	—	—	—
Administrative fees	356,290	31,849	53,717	10,260	74,994
Accounting and transfer agent fees and expenses	172,102	34,593	38,643	21,290	48,015
Professional fees	77,994	4,796	11,262	3,640	17,450
Custody fees and expenses	56,093	6,917	6,900	2,344	10,287
Trustees’ fees	57,283	1,381	6,472	1,374	12,239
Federal and state registration	47,057	35,887	24,995	5,742	18,931
Reports to shareholders	19,435	1,001	1,961	596	2,143
Other	82,324	3,286	10,095	1,888	16,647

Total expenses	4,280,812	357,907	572,304	112,158	670,860
Less, expense waiver and/or reimbursement (Note B)	—	(40,311)	(94,294)	(32,126)	(59,660)

Net expenses	4,280,812	317,596	478,010	80,032	611,200

Net investment income (loss)	522,845	(1,157)	449,346	113,440	2,996,806

Realized and Unrealized Gain (Loss) on Investments:
Net realized gain (loss) on investments	57,105,218	(1,290,670)	440,592	158,323	864,335
Net change in unrealized appreciation/depreciation on investments	(14,463,239)	3,007,786	5,798,651	1,047,584	1,313,339

Net Realized and Unrealized Gain on Investments	42,641,979	1,717,116	6,239,243	1,205,907	2,177,674

Net Increase in Net Assets Resulting from Operations	$43,164,824	$1,715,959	$6,688,589	$1,319,347	$5,174,480

* Net of foreign taxes withheld	$—	$453	$—	$328	$—

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN NET ASSETS

	LKCM		LKCM
	Small Cap		Small-Mid Cap
	Equity Fund		Equity Fund
				May 2, 2011(1)
	Six Months Ended	Year Ended	Six Months Ended	through
	June 30, 2012	December 31,	June 30, 2012	December 31,
	(Unaudited)	2011	(Unaudited)	2011
Operations:
Net investment income (loss)	$522,845	$(2,783,986)	$(1,157)	$(37,460)
Net realized gain (loss) on investments	57,105,218	69,601,456	(1,290,670)	(699,870)
Net change in unrealized appreciation/depreciation on investments	(14,463,239)	(35,091,526)	3,007,786	1,047,029

Net increase in net assets resulting from operations	43,164,824	31,725,944	1,715,959	309,699

Net increase (decrease) in net assets from Fund share transactions (Note C)	(45,107,896)	62,042,933	192,652,930	23,444,807

Total increase (decrease) in net assets	(1,943,072)	93,768,877	194,368,889	23,754,506
Net Assets:
Beginning of period	828,403,517	734,634,640	23,754,506	—

End of period *	$826,460,445	$828,403,517	$218,123,395	$23,754,506

* Including undistributed net investment income of	$522,845	$—	$—	$—

(1)	Commencement of operations.

	LKCM		LKCM
	Equity Fund		Balanced Fund
	Six Months Ended	Year Ended	Six Months Ended	Year Ended
	June 30, 2012	December 31,	June 30, 2012	December 31,
	(Unaudited)	2011	(Unaudited)	2011
Operations:
Net investment income	$449,346	$636,785	$113,440	$223,658
Net realized gain (loss) on investments	440,592	847,915	158,323	(4,518)
Net change in unrealized appreciation/depreciation on investments	5,798,651	1,370,417	1,047,584	271,728

Net increase in net assets resulting from operations	6,688,589	2,855,117	1,319,347	490,868

Dividends and Distributions to Shareholders:
Net investment income	—	(636,154)	(112,505)	(223,616)
Net realized gain on investments	—	(1,598,383)	—	—

	—	(2,234,537)	(112,505)	(223,616)

Net increase in net assets from Fund share transactions (Note C)	17,377,244	29,557,371	978,056	1,806,145

Total increase in net assets	24,065,833	30,177,951	2,184,898	2,073,397
Net Assets:
Beginning of period	102,547,601	72,369,650	18,559,750	16,486,353

End of period *	$126,613,434	$102,547,601	$20,744,648	$18,559,750

* Including undistributed net investment income of	$449,977	$631	$1,042	$107

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN NET ASSETS

	LKCM
	Fixed Income Fund
	Six Months Ended	Year Ended
	June 30, 2012	December 31,
	(Unaudited)	2011
Operations:
Net investment income	$2,996,806	$5,703,042
Net realized gain on investments	864,335	917,718
Net change in unrealized appreciation/depreciation on investments	1,313,339	230,560

Net increase in net assets resulting from operations	5,174,480	6,851,320

Dividends and Distributions to Shareholders:
Net investment income	(2,947,165)	(5,721,525)
Net realized gain on investments	—	(1,206,565)

	(2,947,165)	(6,928,090)

Net increase in net assets from Fund share transactions (Note C)	16,970,142	15,840,038

Total increase in net assets	19,197,457	15,763,268
Net Assets:
Beginning of period	178,115,844	162,352,576

End of period *	$197,313,301	$178,115,844

* Including undistributed net investment income of	$49,641	$—

The accompanying notes are an integral part of these financial statements.

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR EACH SHARE OF CAPITAL STOCK OUTSTANDING

	LKCM Small Cap Equity Fund – Institutional Class
	Six Months		Year	Year	Year	Year	Year
	Ended		Ended	Ended	Ended	Ended	Ended
	June 30, 2012		December 31,	December 31,	December 31,	December 31,	December 31,
	(Unaudited)		2011	2010	2009	2008	2007
Net Asset Value - Beginning of Period	$22.45		$21.49	$16.16	$12.24	$20.03	$21.98

Net investment income (loss)(1)	0.02		(0.08)	(0.07)	(0.05)	(0.03)	0.01
Net realized and unrealized gain (loss) on investments	1.17		1.04	5.40	3.97	(7.75)	(0.17)

Total from investment operations	1.19		0.96	5.33	3.92	(7.78)	(0.16)

Dividends from net investment income	—		—	—	—	—	(0.00	)(2)
Distributions from net realized gains	—		—	—	—	(0.01)	(1.79)

Total dividends and distributions	—		—	—	—	(0.01)	(1.79)

Net Asset Value - End of Period	$23.64		$22.45	$21.49	$16.16	$12.24	$20.03

Total Return	5.30	%(3)	4.47%	32.98%	32.03%	(38.87)%	(0.76)%
Ratios and Supplemental Data:
Net assets, end of period (thousands)	$779,427		$785,280	$690,511	$529,166	$385,223	$595,175
Ratio of expenses to average net assets	0.94	%(4)	0.95%	0.96%	1.00%	0.97%	0.94%
Ratio of net investment income (loss) to average net assets	0.13	%(4)	(0.33)%	(0.38)%	(0.35)%	(0.17)%	0.04%
Portfolio turnover rate(5)	28%		50%	57%	59%	61%	60%

(1)	Net investment income (loss) per share represents net investment income (loss) divided by the average shares outstanding throughout the period.
(2)	Less than $(0.005).
(3)	Not annualized.
(4)	Annualized.
(5)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

	LKCM Small Cap Equity Fund - Adviser Class
	Six Months		Year	Year	Year	Year	Year
	Ended		Ended	Ended	Ended	Ended	Ended
	June 30, 2012		December 31,	December 31,	December 31,	December 31,	December 31,
	(Unaudited)		2011	2010	2009	2008	2007
Net Asset Value - Beginning of Period	$21.88		$21.00	$15.83	$12.02	$19.72	$21.73

Net investment loss(1)	(0.01)		(0.13)	(0.11)	(0.08)	(0.07)	(0.05)
Net realized and unrealized gain (loss) on investments	1.14		1.01	5.28	3.89	(7.62)	(0.17)

Total from investment operations	1.13		0.88	5.17	3.81	(7.69)	(0.22)

Distributions from net realized gains	—		—	—	—	(0.01)	(1.79)

Net Asset Value - End of Period	$23.01		$21.88	$21.00	$15.83	$12.02	$19.72

Total Return	5.16	%(2)	4.19%	32.66%	31.70%	(39.02)%	(1.06)%
Ratios and Supplemental Data:
Net assets, end of period (thousands)	$47,033		$43,124	$44,124	$35,725	$24,925	$40,465
Ratio of expenses to average net assets	1.19	%(3)	1.20%	1.21%	1.25%	1.22%	1.19%
Ratio of net investment loss to average net assets	(0.12	)%(3)	(0.58)%	(0.63)%	(0.60)%	(0.42)%	(0.21)%
Portfolio turnover rate(4)	28%		50%	57%	59%	61%	60%

(1)	Net investment loss per share represents net investment loss divided by the average shares outstanding throughout the period.
(2)	Not annualized.
(3)	Annualized.
(4)	Portfolio turnover is calculated on the basis of the Fund as a whole without distinguishing between the classes of shares issued.

The accompanying notes are an integral part of these financial statements.

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR EACH SHARE OF CAPITAL STOCK OUTSTANDING

	LKCM
	Small-Mid Cap
	Equity Fund
	Six Months		May 2, 2011(1)
	Ended		through
	June 30, 2012		December 31,
	(Unaudited)		2011
Net Asset Value - Beginning of Period	$8.86		$10.00

Net investment loss(2)	(0.00	)(3)	(0.02)
Net realized and unrealized gain (loss) on investments	0.50		(1.12	)(4)

Total from investment operations	0.50		(1.14)

Net Asset Value - End of Period	$9.36		$8.86

Total Return	5.64	%(5)	(11.40	)%(5)
Ratios and Supplemental Data:
Net assets, end of period (thousands)	$218,123		$23,755
Ratio of expenses to average net assets:
Before expense waiver and/or reimbursement	1.13	%(6)	2.14	%(6)
After expense waiver and/or reimbursement	1.00	%(6)	1.00	%(6)
Ratio of net investment loss to average net assets:
Before expense waiver and/or reimbursement	(0.13	)%(6)	(1.55	)%(6)
After expense waiver and/or reimbursement	(0.00	)%(6)	(0.41	)%(6)
Portfolio turnover rate	23%		36%

(1)	Commencement of operations.
(2)	Net investment loss per share represents net investment loss divided by the average shares outstanding throughout the period.
(3)	Less than $(0.005).
(4)	Due to the timing of capital share transactions, the per share amount of net realized and unrealized loss on investments varies from the amounts shown in the statement of operations.
(5)	Not annualized.
(6)	Annualized.

	LKCM Equity Fund
	Six Months		Year	Year	Year	Year	Year
	Ended		Ended	Ended	Ended	Ended	Ended
	June 30, 2012		December 31,	December 31,	December 31,	December 31,	December 31,
	(Unaudited)		2011	2010	2009	2008	2007
Net Asset Value - Beginning of Period	$15.34		$15.18	$13.02	$10.33	$15.38	$14.43

Net investment income	0.06		0.11 (1)	0.08	0.10	0.16	0.16
Net realized and unrealized gain (loss) on investments	0.97		0.39	2.24	2.69	(5.05)	1.42

Total from investment operations	1.03		0.50	2.32	2.79	(4.89)	1.58

Dividends from net investment income	—		(0.10)	(0.08)	(0.10)	(0.16)	(0.16)
Distributions from net realized gains	—		(0.24)	(0.08)	—	—	(0.47)

Total dividends and distributions	—		(0.34)	(0.16)	(0.10)	(0.16)	(0.63)

Net Asset Value - End of Period	$16.37		$15.34	$15.18	$13.02	$10.33	$15.38

Total Return	6.71	%(2)	3.30%	17.77%	27.01%	(31.80)%	10.96%
Ratios and Supplemental Data:
Net assets, end of period (thousands)	$126,613		$102,548	$72,370	$49,157	$36,677	$53,743
Ratio of expenses to average net assets:
Before expense waiver and/or reimbursement	0.96	%(3)	0.99%	1.04%	1.13%	1.06%	1.01%
After expense waiver and/or reimbursement	0.80	%(3)	0.80%	0.80%	0.80%	0.80%	0.80%
Ratio of net investment income to average net assets:
Before expense waiver and/or reimbursement	0.59	%(3)	0.54%	0.39%	0.62%	0.85%	0.82%
After expense waiver and/or reimbursement	0.75	%(3)	0.73%	0.63%	0.95%	1.11%	1.03%
Portfolio turnover rate	6%		20%	23%	26%	31%	26%

(1)	Net investment income per share represents net investment income divided by the average shares outstanding throughout the period.
(2)	Not annualized.
(3)	Annualized.

The accompanying notes are an integral part of these financial statements.

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR EACH SHARE OF CAPITAL STOCK OUTSTANDING

	LKCM Balanced Fund
	Six Months		Year	Year	Year	Year	Year
	Ended		Ended	Ended	Ended	Ended	Ended
	June 30, 2012		December 31,	December 31,	December 31,	December 31,	December 31,
	(Unaudited)		2011	2010	2009	2008	2007
Net Asset Value - Beginning of Period	$14.53		$14.25	$13.09	$10.85	$13.84	$13.36

Net investment income	0.09		0.17	0.18	0.22	0.26	0.28
Net realized and unrealized gain (loss) on investments	0.96		0.28	1.16	2.24	(2.96)	0.82

Total from investment operations	1.05		0.45	1.34	2.46	(2.70)	1.10

Dividends from net investment income	(0.09)		(0.17)	(0.18)	(0.22)	(0.28)	(0.28)
Distributions from net realized gains	—		—	—	—	(0.01)	(0.34)

Total dividends and distributions	(0.09)		(0.17)	(0.18)	(0.22)	(0.29)	(0.62)

Net Asset Value - End of Period	$15.49		$14.53	$14.25	$13.09	$10.85	$13.84

Total Return	7.20	%(1)	3.16%	10.31%	22.90%	(19.70)%	8.25%
Ratios and Supplemental Data:
Net assets, end of period (thousands)	$20,745		$18,560	$16,486	$13,476	$10,156	$12,191
Ratio of expenses to average net assets:
Before expense waiver and/or reimbursement	1.12	%(2)	1.14%	1.25%	1.41%	1.38%	1.35%
After expense waiver and/or reimbursement	0.80	%(2)	0.80%	0.80%	0.80%	0.80%	0.80%
Ratio of net investment income to average net assets:
Before expense waiver and/or reimbursement	0.81	%(2)	0.83%	0.89%	1.28%	1.51%	1.51%
After expense waiver and/or reimbursement	1.13	%(2)	1.17%	1.34%	1.89%	2.09%	2.06%
Portfolio turnover rate	8%		34%	13%	22%	38%	27%

(1)	Not annualized.
(2)	Annualized.

	LKCM Fixed Income Fund
	Six Months		Year	Year	Year	Year	Year
	Ended		Ended	Ended	Ended	Ended	Ended
	June 30, 2012		December 31,	December 31,	December 31,	December 31,	December 31,
	(Unaudited)		2011	2010	2009	2008	2007
Net Asset Value - Beginning of Period	$11.04		$11.03	$10.85	$10.20	$10.33	$10.19

Net investment income	0.17		0.37	0.40	0.43	0.43	0.46
Net realized and unrealized gain (loss) on investments	0.14		0.09	0.22	0.65	(0.13)	0.14

Total from investment operations	0.31		0.46	0.62	1.08	0.30	0.60

Dividends from net investment income	(0.17)		(0.37)	(0.40)	(0.43)	(0.43)	(0.46)
Distributions from net realized gains	—		(0.08)	(0.04)	—	—	—

Total dividends and distributions	(0.17)		(0.45)	(0.44)	(0.43)	(0.43)	(0.46)

Net Asset Value - End of Period	$11.18		$11.04	$11.03	$10.85	$10.20	$10.33

Total Return	2.83	%(1)	4.22%	5.82%	10.77%	2.99%	5.96%
Ratios and Supplemental Data:
Net assets, end of period (thousands)	$197,313		$178,116	$162,353	$149,218	$120,674	$113,032
Ratio of expenses to average net assets:
Before expense waiver and/or reimbursement	0.71	%(2)	0.72%	0.73%	0.76%	0.73%	0.72%
After expense waiver and/or reimbursement	0.65	%(2)	0.65%	0.65%	0.65%	0.65%	0.65%
Ratio of net investment income to average net assets:
Before expense waiver and/or reimbursement	3.13	%(2)	3.31%	3.55%	4.00%	4.15%	4.39%
After expense waiver and/or reimbursement	3.19	%(2)	3.38%	3.63%	4.11%	4.23%	4.46%
Portfolio turnover rate	19%		24%	20%	30%	23%	31%

(1)	Not annualized.
(2)	Annualized.

The accompanying notes are an integral part of these financial statements.

LKCM FUNDS

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

A. Organization and Significant Accounting Policies: LKCM Funds (the “Trust”) is registered under the Investment Company Act of 1940 (“1940 Act”) as an open-end, management investment company. The Trust was organized as a Delaware business trust on February 10, 1994 and consists of eight diversified series, five of which are presented herein and include the LKCM Small Cap Equity Fund, LKCM Small-Mid Cap Equity Fund, LKCM Equity Fund, LKCM Balanced Fund and LKCM Fixed Income Fund (collectively, the “Funds”), the assets of which are invested in separate, independently managed portfolios. Investment operations of the Funds began on July 14, 1994 (LKCM Small Cap Equity Fund), January 3, 1996 (LKCM Equity Fund), December 30, 1997 (LKCM Balanced Fund and LKCM Fixed Income Fund), and May 2, 2011 (LKCM Small-Mid Cap Equity Fund). The Small Cap Equity Fund and the Equity Fund issued a second class of shares, Adviser Class Shares, and renamed the initial class as Institutional Class Shares on May 1, 2003. The Small Cap Equity Adviser Class Shares were initially sold on June 5, 2003 and are subject to expenses pursuant to the Rule 12b-1 plan described in Note B. The Equity Fund and Small-Mid Cap Equity Fund Adviser Class Shares have not yet commenced sales. Each Fund charges a 1% redemption fee for redemptions on Fund shares held for less than 30 days.

The LKCM Small Cap Equity Fund seeks to maximize long-term capital appreciation by investing under normal circumstances at least 80% of its net assets in equity securities of smaller companies (those with market capitalizations at the time of investment between $400 million and $2.5 billion) which Luther King Capital Management Corporation (the “Adviser”) believes are likely to have above-average growth in revenue and/or earnings and potential for above-average capital appreciation. The LKCM Small-Mid Cap Equity Fund seeks to maximize long-term capital appreciation by investing under normal circumstances at least 80% of its net assets in equity securities of small-mid capitalization companies (those with market capitalizations at the time of investment between $1 billion and $7 billion) which the Adviser believes are likely to have above-average growth in revenue and/or earnings and potential for above average capital appreciation. The LKCM Equity Fund seeks to maximize long-term capital appreciation by investing under normal circumstances at least 80% of its net assets in equity securities of companies which the Adviser believes are likely to have above-average growth in revenue and/or earnings, above-average returns on shareholders’ equity and under-leveraged balance sheets, and potential for above-average capital appreciation. The LKCM Balanced Fund seeks to provide investors with current income and long-term capital appreciation by investing under normal circumstances primarily in a portfolio of equity and fixed income securities with at least 25% of the Fund’s total assets invested in fixed income securities. The LKCM Fixed Income Fund seeks to provide investors with current income by investing under normal circumstances at least 80% of its net assets in a portfolio of investment grade corporate and government fixed income securities.

The following is a summary of significant accounting policies followed by the Funds in preparation of the financial statements.

1. Security Valuation: Securities listed on a U.S. securities exchange for which market quotations are readily available are valued at the last quoted sale price taken from the exchange where the security is primarily traded. Nasdaq National Market securities are valued at the Nasdaq Official Closing Price (“NOCP”). Unlisted U.S. securities and listed U.S. securities not traded on the valuation date for which market quotations are readily available are valued at the mean of the most recent quoted bid and asked price. Securities listed on a foreign exchange for which market quotations are readily available are valued at the last quoted sales price available before the time when assets are valued. Debt securities (other than obligations having a maturity of 60 days or less) are normally valued at the mean of the bid and ask price and/or by using a combination of daily quotes or matrix evaluations provided by an independent pricing service. Debt securities purchased with remaining maturities of 60 days or less are valued at amortized cost which approximates fair value. Other assets and securities for which no quotations are readily available (including restricted securities) are valued in good faith at fair value using methods determined by the Board of Trustees. The Board has adopted specific procedures for valuing portfolio securities and delegated the implementation of these procedures to the Adviser. The procedures authorize the Adviser to make all determinations regarding the fair value of a portfolio security and to report such determinations to the Board of Trustees. The Funds may also use independent pricing services to assist in pricing portfolio securities.

The Trust has adopted accounting standards which establish an authoritative definition of fair value and set out a hierarchy for measuring fair value. These standards require additional disclosures about the various inputs and valuation techniques used to develop the measurements of fair value and a discussion of changes in valuation techniques and related inputs during the period. These standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy is organized into three levels based upon the assumptions (referred to as “inputs”) used in pricing the asset or liability. These standards state that “observable inputs” reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from independent sources and “unobservable inputs” reflect an entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. These inputs are summarized in the three broad levels listed below.

Level 1 -	Quoted unadjusted prices for identical instruments in active markets to which the Trust has access at the date of measurement.

Level 2 -	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. Level 2 inputs are those in markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers.

Level 3 -	Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are those inputs that reflect the Trust’s own assumptions that market participants would use to price the asset or liability based on the best available information.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The following is a summary of the inputs used to value the Funds’ investments as of June 30, 2012:

LKCM Small Cap Equity Fund
Description	Level 1	Level 2	Level 3	Total
Common Stocks	$789,853,536	$—	$—	$789,853,536
Money Market Funds	36,919,553	—	—	36,919,553

Total Investments *	$826,773,089	$—	$—	$826,773,089

LKCM Small-Mid Cap Equity Fund
Description	Level 1	Level 2	Level 3	Total
Common Stocks	$198,520,645	$—	$—	$198,520,645
Money Market Funds	18,541,558	—	—	18,541,558

Total Investments *	$217,062,203	$—	$—	$217,062,203

LKCM Equity Fund
Description	Level 1	Level 2	Level 3	Total
Common Stocks	$119,494,697	$—	$—	$119,494,697
Money Market Funds	7,033,713	—	—	7,033,713

Total Investments *	$126,528,410	$—	$—	$126,528,410

LKCM Balanced Fund
Description	Level 1	Level 2	Level 3	Total
Common Stocks	$14,846,433	$—	$—	$14,846,433
Corporate Bonds	—	5,770,561	—	5,770,561
Money Market Fund	73,230	—	—	73,230

Total Investments *	$14,919,663	$5,770,561	$—	$20,690,224

LKCM Fixed Income Fund
Description	Level 1	Level 2	Level 3	Total
Preferred Stocks	$4,488,750	$—	$—	$4,488,750
Corporate Bonds	—	184,187,493	—	184,187,493
U.S. Government & Agency Issues	—	5,188,925	—	5,188,925
Money Market Fund	1,157,725	—	—	1,157,725

Total Investments *	$5,646,475	$189,376,418	$—	$195,022,893

*	Additional information regarding the industry classifications of these investments is disclosed in the Schedule of Investments.

There were no significant transfers into or out of Level 1, Level 2 or Level 3 fair value measurements during the reporting period, as compared to their classification from the previous annual report.

In May 2011, the FASB issued ASU No. 2011-04 “Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements” in GAAP and the International Financial Reporting Standards (“IFRS”). ASU No. 2011-04 amends FASB ASC Topic 820, Fair Value Measurements and Disclosures, to establish common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with GAAP and IFRS. ASU No. 2011-04 is effective for fiscal years beginning after December 15, 2011 and for interim periods within those fiscal years. The Funds have disclosed the applicable requirements of this accounting standard in their financial statements.

In preparing these financial statements, the Trust has evaluated events after June 30, 2012 and determined that there were no significant subsequent events that would require adjustment to or additional disclosure in these financial statements.

2. Federal Income Taxes: The Funds have elected to be treated as “regulated investment companies” under Subchapter M of the Internal Revenue Code and each Fund intends to distribute all of its investment company net taxable income and net capital gains to shareholders. Therefore, no federal income tax provision is recorded.

3. Distributions to Shareholders: The LKCM Small Cap Equity, LKCM Small-Mid Cap Equity and LKCM Equity Funds generally intend to pay dividends and net capital gain distributions, if any, at least on an annual basis. The LKCM Balanced and LKCM Fixed Income Funds generally intend to pay dividends on a quarterly basis and net capital gain distributions, if any, at least on an annual basis.

4. Foreign Securities: Investing in securities of foreign companies and foreign governments involves special risks and considerations not typically associated with investing in U.S. companies and securities of the U.S. government. These risks include devaluation of currencies and future adverse political and economic developments. Moreover, securities of many foreign companies and foreign governments and their markets may be less liquid and their prices more volatile than those of securities of comparable U.S. companies and securities of the U.S. government.

5. Expense Allocation: Expenses incurred by the Funds are allocated among the Funds based upon (i) relative average net assets, (ii) a specific identification basis as incurred, or (iii) evenly among the Funds, depending on the nature of the expense. Expenses that are directly attributable to a class of shares, such as Rule 12b-1 distribution fees, are charged to that class. For multi-class Funds, income, unrealized and realized gains/losses are generally allocated between the Fund’s classes in proportion to their respective net assets.

6. Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7. Guarantees and Indemnifications: In the normal course of business, the Funds enter into contracts with service providers that contain general indemnification clauses. The Funds’ maximum exposure under these arrangements is unknown as this would involve future claims against the Funds that have not yet occurred. Based on experience, the Funds expect the risk of loss to be remote.

8. Other: Security and shareholder transactions are recorded on the trade date. Realized gains and losses on sales of investments are calculated on the identified cost basis. Dividend income and dividends and distributions to shareholders are recorded on the ex-dividend date. Interest income is recognized on the accrual basis. All discounts and premiums are amortized on the effective interest method for tax and financial reporting purposes.

Generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share.

9. Restricted and Illiquid Securities: The Funds are permitted to invest in securities that are subject to legal or contractual restrictions on resale or are illiquid. Restricted securities generally may be resold in transactions exempt from registration. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at the current valuation may be difficult.

B. Investment Advisory and Other Agreements: Luther King Capital Management Corporation (the “Adviser”) serves as the investment adviser to the Funds under an Investment Advisory Agreement (the “Agreement”). The Adviser receives a fee, computed daily and payable quarterly, at the annual rates presented below as applied to each Fund’s average daily net assets. The Adviser has contractually agreed to waive all or a portion of its management fee and/or reimburse the Funds through April 30, 2013 in order to limit each Fund’s operating expenses to the annual cap rates presented below. For the six months ended June 30, 2012, the Adviser waived the following management fees to meet its expense cap obligations:

	LKCM		LKCM	LKCM	LKCM	LKCM
	Small Cap		Small-Mid Cap	Equity	Balanced	Fixed
	Equity Fund		Equity Fund	Fund	Fund	Income Fund
Annual Advisory Rate	0.75%		0.75%	0.70%	0.65%	0.50%
Annual Cap on Expenses	1.00	% (Inst.)	1.00%	0.80%	0.80%	0.65%
	1.25	% (Adviser)
Fees Waived in 2012	—		$40,311	$94,294	$32,126	$59,660

U.S. Bancorp Fund Services, LLC serves as transfer agent and administrator for the Trust and serves as accounting services agent for the Trust. U.S. Bank, N.A. serves as custodian for the Trust.

Distribution services are performed pursuant to a distribution contract with Quasar Distributors, LLC, the Trust’s principal underwriter.

The Small Cap Equity Fund, Small-Mid Cap Equity and the Equity Fund have adopted a Rule 12b-1 plan under which the Adviser Class of each Fund may pay up to 1.00% of its average daily net assets for distribution and other services. However, the Board of Trustees has currently only authorized a fee of 0.25% of each Fund’s average daily net assets. For the six months ended June 30, 2012, fees accrued by the Small Cap Equity Fund pursuant to the 12b-1 Plan were $59,593.

C. Fund Shares: At June 30, 2012, there was an unlimited number of shares of beneficial interest, no par value, authorized. The following table summarizes the activity in shares of each Fund:

Small Cap Equity Fund

	Six Months Ended		Year Ended
	June 30, 2012		December 31, 2011
	Institutional Class		Institutional Class
	Shares	Amount	Shares	Amount
Shares sold	3,830,564	$93,215,001	8,832,325	$201,191,471
Shares redeemed	(5,842,748)	(140,120,813)	(5,987,585)	(135,600,658)
Redemption fee		15,339		7,239

Net increase (decrease)	(2,012,184)	$(46,890,473)	2,844,740	$65,598,052

Shares Outstanding:
Beginning of period	34,981,117		32,136,377

End of period	32,968,933		34,981,117

	Six Months Ended		Year Ended
	June 30, 2012		December 31, 2011
	Adviser Class		Adviser Class
	Shares	Amount	Shares	Amount
Shares sold	230,284	$5,475,866	818,200	$17,753,894
Shares redeemed	(157,424)	(3,693,470)	(948,884)	(21,309,344)
Redemption fee		181		331

Net increase (decrease)	72,860	$1,782,577	(130,684)	$(3,555,119)

Shares Outstanding:
Beginning of period	1,970,863		2,101,547

End of period	2,043,723		1,970,863

Total Net Increase (Decrease)		$(45,107,896)		$62,042,933

Small-Mid Cap Equity Fund

	Six Months Ended		May 2, 2011(1) through
	June 30, 2012		December 31, 2011
	Shares	Amount	Shares	Amount
Shares sold	21,371,913	$199,782,601	2,908,059	$25,500,659
Shares redeemed	(747,437)	(7,139,512)	(226,034)	(2,055,865)
Redemption fee		9,841		13

Net increase	20,624,476	$192,652,930	2,682,025	$23,444,807

Shares Outstanding:
Beginning of period	2,682,025		—

End of period	23,306,501		2,682,025

(1)	Commencement of operations.

Equity Fund

	Six Months Ended		Year Ended
	June 30, 2012		December 31, 2011
	Shares	Amount	Shares	Amount
Shares sold	1,558,021	$25,708,758	2,438,054	$37,526,183
Shares issued to shareholders in reinvestment of distributions	—	—	141,992	2,188,102
Shares redeemed	(506,794)	(8,334,263)	(663,144)	(10,157,406)
Redemption fee		2,749		492

Net increase	1,051,227	$17,377,244	1,916,902	$29,557,371

Shares Outstanding:
Beginning of period	6,685,460		4,768,558

End of period	7,736,687		6,685,460

Balanced Fund

	Six Months Ended		Year Ended
	June 30, 2012		December 31, 2011
	Shares	Amount	Shares	Amount
Shares sold	84,695	$1,322,983	387,905	$5,695,753
Shares issued to shareholders in reinvestment of distributions	7,196	111,357	15,313	221,650
Shares redeemed	(29,643)	(456,284)	(282,945)	(4,111,314)
Redemption fee		—		56

Net increase	62,248	$978,056	120,273	$1,806,145

Shares Outstanding:
Beginning of period	1,277,271		1,156,998

End of period	1,339,519		1,277,271

Fixed Income Fund

	Six Months Ended		Year Ended
	June 30, 2012		December 31, 2011
	Shares	Amount	Shares	Amount
Shares sold	2,200,570	$24,665,810	2,238,192	$24,941,740
Shares issued to shareholders in reinvestment of distributions	235,122	2,627,526	557,529	6,158,736
Shares redeemed	(921,018)	(10,323,194)	(1,372,672)	(15,260,453)
Redemption fee		—		15

Net increase	1,514,674	$16,970,142	1,423,049	$15,840,038

Shares Outstanding:
Beginning of period	16,136,186		14,713,137

End of period	17,650,860		16,136,186

D. Security Transactions: Purchases and sales of investment securities, other than short-term investments, for the six months ended June 30, 2012 were as follows:

	Purchases		Sales
	U.S.		U.S.
	Government	Other	Government	Other
LKCM Small Cap Equity Fund	$—	$241,511,292	$—	$281,708,359
LKCM Small-Mid Equity Fund	—	189,516,513	—	15,691,562
LKCM Equity Fund	—	21,090,373	—	7,174,035
LKCM Balanced Fund	—	2,467,866	—	1,560,540
LKCM Fixed Income Fund	—	51,324,451	1,274,660	33,506,257

E. Tax Information: At December 31, 2011, the components of accumulated earnings (losses) on a tax basis were as follows:

	LKCM Small Cap Equity Fund	LKCM Small-Mid Cap Equity Fund	LKCM Equity Fund	LKCM Balanced Fund	LKCM Fixed Income Fund
Cost of Investments	$663,781,561	$22,767,967	$84,929,829	$15,034,389	$167,352,842

Gross Unrealized Appreciation	186,051,505	1,858,150	20,428,967	3,693,501	9,654,854
Gross Unrealized Depreciation	(19,716,052)	(856,180)	(3,199,540)	(204,157)	(974,822)

Net Unrealized Appreciation	$166,335,453	$1,001,970	$17,229,427	$3,489,344	$8,680,032

Undistributed Ordinary Income	—	—	631	107	1,992
Undistributed Long-Term Capital Gain	—	—	94,936	—	111,467

Total Distributable Earnings	$—	$—	$95,567	$107	$113,459

Other Accumulated Losses	$(1,920,023)	$(654,811)	$—	$(479,597)	$—

Total Accumulated Gains	$164,415,430	$347,159	$17,324,994	$3,009,854	$8,793,491

The difference between book-basis and tax-basis unrealized appreciation is attributable primarily to the tax deferral of losses on wash sales and partnerships.

At December 31, 2011, the capital loss carryforwards were as follows:

	Month/Year Realized	Month/Year Expiring	Short-Term
LKCM Small-Mid Cap Equity Fund	Unexpiring Losses		$411,663

LKCM Balanced Fund	12/2009	12/2017	$420,308

To the extent the Funds realize future net capital gains, taxable distributions will be reduced by any unused capital loss carryforwards as permitted by the Internal Revenue Code.

During the year ended December 31, 2011, the LKCM Small Cap Equity Fund and the LKCM Balanced Fund utilized capital loss carryforwards of $71,739,544 and $54,856, respectively.

At December 31, 2011, the following Funds deferred, on a tax basis, post-October losses of:

LKCM Small Cap Equity Fund	$1,920,023
LKCM Small-Mid Cap Equity Fund	$243,148
LKCM Balanced Fund	$59,289

On December 22, 2010, the Regulated Investment Company Modernization Act of 2010 (the “RIC Act”) was enacted, and the provisions within the RIC Act are effective for the Fund for the year ended December 31, 2011. The RIC Act modernized several of the federal income and excise tax provisions related to regulated investment companies (“RICs”). Under the RIC Act, new capital losses may be carried forward indefinitely with the character of the original loss retained. Prior to the RIC Act, capital losses only could be carried forward for eight years, and were carried forward as short-term capital losses regardless of the character of the original loss. The RIC Act also contains simplification provisions, which are aimed at preventing disqualification of a RIC for inadvertent failures to comply with asset diversification and/or qualifying income tests. The RIC Act exempts RICs from the preferential dividend rule and repeals the 60-day designation requirement for certain types of pay-through income and gains. In addition, the RIC Act contains provisions aimed at preserving the character of distributions made by a RIC during the portion of its taxable year ending after October 31 or December 31.

The tax components of dividends paid during the periods shown below were as follows:

	Six Months Ended June 30, 2012		Year Ended December 31, 2011
	Ordinary	Long-Term	Ordinary	Long-Term
	Income	Capital Gains	Income	Capital Gains
LKCM Small Cap Equity Fund	$—	$—	$—	$—
LKCM Small-Mid Equity Fund	—	—	—	—
LKCM Equity Fund	—	—	636,154	1,598,383
LKCM Balanced Fund	112,505	—	223,616	—
LKCM Fixed Income Fund	2,947,165	—	5,739,348	1,188,742

The Funds designated as long-term capital gain dividend, pursuant to Internal Revenue Code Section 852(b)(3), the amount necessary to reduce the earnings and profits of the Funds related to net capital gain to zero for the tax year ended December 31, 2011.

The Trust has adopted financial reporting rules regarding recognition and measurement of tax positions taken or expected to be taken on a tax return. The Trust has reviewed all open tax years and major jurisdictions and concluded that there is no impact on the Funds’ financial position or results of operations. Tax years that remain open to examination by major tax jurisdictions include tax years ended December 31, 2008 through December 31, 2011. There is no tax liability resulting from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken on tax returns as of December 31, 2011. The Funds are not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months. If applicable, the Funds would recognize interest accrued related to unrecognized tax benefits in “interest expense” and penalties in “other expense” on the statement of operations.

LKCM FUNDS

ADDITIONAL INFORMATION

June 30, 2012 (Unaudited)

Availability of Proxy Voting Information: A description of the policies and procedures that the Funds use to determine how to vote proxies relating to their portfolio securities, as well as the proxy voting record, is available without charge, upon request, by calling toll-free 1-800-688-LKCM or on the SEC website at http://www.sec.gov.

The actual voting records relating to portfolio securities during the twelve month period ended June 30 (as filed with the SEC on Form N-PX) are available without charge, upon request, by calling the Funds toll free at 1-800-688-LKCM or by accessing the SEC’s website at www.sec.gov.

Availability of Quarterly Portfolio Schedule: The Funds’ are required to file complete schedules of portfolio holdings with the SEC for the first and third fiscal quarters on Form N-Q. Once filed, the Funds’ Form N-Q is available without charge upon request on the SEC’s website(http://www.sec.gov) and may be available by calling 1-800-688-LKCM. You can also obtain copies of Form N-Q by (i) visiting the SEC’s Public Reference Room in Washington, DC (information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330); (ii) sending your request and a duplicating fee to the SEC’s Public Reference Room, Washington, DC 20549; or (iii) sending your request electronically to publicinfosec.gov.

RENEWAL OF INVESTMENT ADVISORY AGREEMENT WITH RESPECT TO LKCM FUNDS

Introduction. At a meeting held on February 28, 2012, the Board of Trustees of LKCM Funds, including the independent Trustees (the “Board”), approved the renewal of the Investment Advisory Agreement (the “Agreement”) between Luther King Capital Management Corporation (“LKCM”) and LKCM Funds (the “Trust”), on behalf of the LKCM Small Cap Equity Fund, LKCM Small-Mid Cap Equity Fund, LKCM Equity Fund, LKCM Balanced Fund, and LKCM Fixed Income Fund (each, a “Fund” and collectively, the “Funds”).

In voting to approve the renewal of the Agreement, the Board considered the overall fairness of the Agreement and factors it deemed relevant with respect to each Fund including, but not limited to: (1) the nature, extent and quality of the services provided to each Fund; (2) the performance of each Fund as compared to a relevant benchmark and other similar funds; (3) the level of the fees and the overall expenses of each Fund and how those compared to other similar funds and other institutional accounts; (4) the costs of services provided to the Funds and the profitability of LKCM; and (5) the effect of, as applicable, the growth or decline of fund assets on the advisory fee (i.e., economies of scale) and whether the fee levels reflect economies of scale for the benefit of investors. The Board did not identify any single factor or item of information as all-important or controlling.

In considering the approval of the Agreement, the Board considered a broad range of information provided by LKCM, including but not limited to, reports relating to each Fund’s performance and expenses, information on other clients, certain portfolio compliance policies and the background and experience of the portfolio managers. In addition, the Board considered a memorandum from its legal counsel regarding the Board’s fiduciary duties in considering the renewal of the Agreement. The Board also meets each quarter to review various aspects of the Funds.

Nature, Extent and Quality of Services. The Board reviewed and considered the nature, extent and quality of the advisory services provided by LKCM to each Fund under the Agreement. The Board considered that LKCM has provided investment management services to individuals, foundations, endowments and corporations since 1979 and these long-standing relationships have been responsible for a significant portion of the assets in the Funds. The Board noted LKCM’s representation that its financial condition does not raise concerns that it would be unable to continue to provide the same scope and quality of services to the Funds, or impair its ability to meet its expense cap and reimbursement obligations to the Funds. The Board considered that LKCM has reinvested considerable resources into the firm and its personnel to augment investment management and client service. The Board also reviewed and considered the qualifications of the portfolio managers and other key personnel who provide services to each Fund. LKCM also represented that the firm offers an attractive compensation structure designed to attract and retain highly qualified investment professionals. The Board determined that the portfolio managers at LKCM are well-qualified by education, training and experience to manage the Funds in an efficient and professional manner.

In addition, the Board considered LKCM’s best execution practices. The Board also noted LKCM’s representation that its soft dollar and commission sharing arrangements for client transactions (including those for the Funds) comply with the safe harbor provided by Section 28(e) of the Securities Exchange Act of 1934, as amended.

Performance of the LKCM Funds. The Board considered the performance of each Fund compared to a benchmark index (“Benchmark”) and/or peer group funds compiled by Lipper, Inc. (“Lipper Index”) for various time periods ended December 31, 2011.

The Board considered the performance of the Institutional Class of the Small Cap Equity Fund because the Institutional Class has been in existence for the longest period of time of any other Class and has the longest performance history. The Board noted that the Institutional Class of the Small Cap Equity Fund outperformed its Benchmark and the Lipper Index for all periods presented.

The Board noted that the Small-Mid Cap Equity Fund, which had its inception on May 2, 2011, outperformed its Benchmark and the Lipper Index for all periods presented.

The Board noted that the Equity Fund outperformed its Benchmark and the Lipper Index for all periods presented.

The Board noted that the Balanced Fund outperformed its Benchmark for the one-year, five-year, ten-year, and since inception periods, but underperformed the Benchmark for the three-year period. The Board also noted that the Balanced Fund outperformed the Lipper Index for the one-year, five-year, ten-year, and since inception periods, but underperformed the Lipper Index for the three-year period.

The Board noted that the Fixed Income Fund outperformed its Benchmark for the three-year and five-year periods, but underperformed its Benchmark for the one-year, ten-year and since inception periods. The Board also noted that the Fixed Income Fund outperformed the Lipper Index for the one-year, five-year, ten-year, and since inception periods, but underperformed the Lipper Index for the three-year period.

Fees and Expenses. The Board considered the advisory fee rates of each Fund and the total expense ratios of each Fund relative to similar funds and LKCM’s other clients. The Board also considered that LKCM contractually agreed to continue its fee waivers and expense caps for each Fund’s 2012 fiscal year. The Board compared the contractual advisory fee rate and the total expense ratio (after fee waivers and/or expense reimbursements) of each Fund to a category of similar funds compiled by Lipper, Inc. (“Lipper Category”). The first quartile in the Lipper Category represents those funds with the lowest fees or expenses. The Board considered that, although the Funds’ contractual advisory fee rates are generally higher than those of their peers, the expense cap arrangements cause the Funds’ overall total expense ratios to be generally lower than those of their peers. As such, the Trustees gave less weight to the contractual advisory fee rate for each Fund and more weight to each Fund’s total expense ratio.

In this regard, the Board noted that the contractual advisory fee rate and the total expense ratio for the Small Cap Equity Fund’s Institutional Class were both in the second quartile of the Lipper Category. In this case, the advisory fee rate and the total expense ratio were lower than the average of the Lipper Category.

The Board noted that the contractual advisory fee rate and the total expense ratio for the Small-Mid Cap Equity Fund were in the second and first quartiles of the Lipper Category, respectively. In this case, the advisory fee rate and the total expense ratio were lower than the average of the Lipper Category.

The Board noted that the contractual advisory fee rate and the total expense ratio for the Equity Fund were in the third and first quartiles of the Lipper Category, respectively. In this case, the advisory fee rate was higher than the average of the Lipper Category and the total expense ratio was lower than the average of the Lipper Category.

The Board noted that the contractual advisory fee rate and the total expense ratio for the Balanced Fund were in the second and first quartiles of the Lipper Category, respectively. In this case, the advisory fee rate was higher than the average of the Lipper Category and the total expense ratio was lower than the average of the Lipper Category.

The Board noted that the contractual advisory fee rate and the total expense ratio for the Fixed Income Fund were in the third and second quartiles of the Lipper Category, respectively. In this case, the advisory fee rate was higher than the average of the Lipper Category and the total expense ratio was lower than the average of the Lipper Category.

The Board considered the advisory fee rates charged by LKCM to the other mutual funds it subadvises and LKCM’s other separately managed accounts. The Board noted that the fee rates charged by LKCM to the Funds and clients with separately managed accounts differ primarily as a result of the greater compliance costs and other expenses incurred by LKCM in managing the Funds. The Board also noted LKCM’s representation that the subadvisory fee rates it charges these other funds are slightly lower than the advisory fee rates charged to the Funds due to the different obligations that LKCM has serving as subadviser (rather than the investment adviser) to these funds.

Costs, Profitability and Economies of Scale. The Board considered the costs to operate the Funds and the profitability of LKCM. The Board noted LKCM’s representation that it is well capitalized and that its investment philosophy does not require investments in derivatives or other high risk instruments. The Board reviewed the fees paid by each Fund to LKCM for the last three calendar years. The Board also reviewed the profit and loss statement provided by LKCM on a fund-by-fund basis. In this regard, the Board noted that LKCM made a profit on the Small Cap Equity Fund and the Equity Fund, but it did not make a profit of the other Funds.

With respect to economies of scale, the Board considered that net subscriptions and assets in each Fund increased during the last calendar year. In this connection, LKCM indicated that assets are expected to grow given the Funds’ performance and competitive expense structure. The Board noted that, based on the relatively low total expense ratios of the Funds (after fee waivers and expense reimbursements), LKCM believes Fund shareholders currently enjoy substantial economies of scale, which may increase if assets grow.

Conclusion. Based on its evaluation of these and other factors, the Board concluded with respect to each Fund that (1) each Fund was reasonably likely to benefit from the nature, quality and extent of services provided by LKCM; (2) each Fund’s performance was satisfactory in light of all the factors considered by the Board; (3) the profits, where applicable, and fees payable to LKCM were reasonable in the context of all the factors considered by the Board; and (4) the current advisory fee rate structure provides Fund shareholders with reasonable benefits associated with economies of scale. In light of these conclusions, the Board determined, in its business judgment, to renew the Agreement.

(This Page Intentionally Left Blank.)

U.S. Bancorp Fund Services, LLC

P.O. Box 701

Milwaukee, WI 53201-0701

LKCM FUNDS

P.O. Box 701

Milwaukee, WI 53201-0701

Officers and Trustees
J. Luther King, Jr., CFA	H. Kirk Downey	Richard Lenart
Trustee,	Chairman of the Board	Secretary & Treasurer
President
Paul W. Greenwell	Richard J. Howell	Jacob D. Smith
Vice President	Trustee	Chief Financial Officer
Chief Compliance Officer
Steven R. Purvis, CFA	Earle A. Shields, Jr.
Vice President	Trustee

Investment Adviser
Luther King Capital Management Corporation
301 Commerce Street, Suite 1600
Fort Worth, TX 76102

Administrator, Transfer Agent, Dividend
Paying Agent & Shareholder Servicing Agent
U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

Custodian
U.S. Bank, N.A.
1555 N. River Center Drive, Suite 302
Milwaukee, WI 53212

Independent Registered Public Accounting Firm
Deloitte & Touche LLP
555 E. Wells St., Suite 1400
Milwaukee, WI 53202

Distributor
Quasar Distributors, LLC
615 E. Michigan Street
Milwaukee, WI 53202